Exhibit 10

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

THE INVESTORS

ISSUER AGREEMENT

relating to €1,000,000,000 10.00 per cent. Contingent Capital Tier 2 Notes due 2016

William Fry
Solicitors
Fitzwilton House
Wilton Place
Dublin 2
www.williamfry.ie

© William Fry 2011

021444.0001.OMB

CONTENTS
1.	INTERPRETATION	3

2.	UNDERTAKINGS	6

3.	ACKNOWLEDGEMENTS	7

4.	REPRESENTATIONS AND WARRANTIES	7

5.	NOTICES	9

6.	ASSIGNMENT	10

7.	WAIVER	10

8.	ENTIRE AGREEMENT	10

9.	COUNTERPARTS	10

10.	GOVERNING LAW AND JURISDICTION	11

SCHEDULE 1		12

SCHEDULE 2		16

This Agreement is made on                                     2011

BETWEEN:

THE GOVERNOR AND COMPANY OF THE
BANK OF IRELAND
a chartered corporation registered in Ireland
with registered no C-1
whose registered office is at
40 Mespil Road, Dublin 4, Ireland
(hereinafter called the "Issuer")

- and -

THE PERSONS WHOSE NAMES ARE
SET OUT IN SCHEDULE 1
(hereinafter called the “Investors”)

RECITALS:

A.
Under the note purchase agreement dated 8 July 2011 (the “Note Purchase Agreement”), the Issuer and the Minister have recorded certain arrangements agreed between them in relation to the issue of €1,000,000,000 (one billion euro) 10.00 per cent. Contingent Capital Tier 2 Notes due 2016 by the Issuer (the “CCNs”).

B.	The CCNs shall be issued in registered form by a definitive certificate or certificates pursuant to the Agency Deed.

C.
Each of the Investors has agreed to acquire units of Ordinary Stock in the capital of the Issuer under the terms of the Stock Purchase Agreement and Conditional Stock Purchase Agreement, as applicable.

D.
Condition 3(g)(iii) of the Conditions provides (among other things) that in certain circumstances the Issuer can solicit third party investors in respect of the CCNs.  The Issuer has agreed with the Investors that prior to soliciting any such third party investors, it will notify each of the Investors of its intention to do so and shall include each of the Investors in the negotiations to agree a potentially lower interest rate than the New Interest Rate and to find a purchaser of the CCNs.

E.	The Issuer and each of the Investors have entered into this Agreement to set out the arrangements between them in relation to the CCNs.

1.	Interpretation

1.1
In this Agreement, unless the context otherwise requires all terms defined in the Conditions shall have the same meanings when used herein. In this Agreement, the following words and expressions shall have the following meanings:

“Agency Deed”, the agency deed to be entered into on or prior to the Issue Date by the Issuer with Citibank, N.A., London Branch as fiscal agent, calculation agent and registrar;

“Associated Entity”, in respect of an Investor, any company or other entity controlled by that Investor or which controls that Investor or which is under common control with the Investor and any fund or partnership managed by any such company or entity and “Associated Entities” shall be construed accordingly;

"Business Day", a day (excluding Saturdays, Sundays and public holidays) on which banks are generally open for business in the City of Dublin and London;

"Central Bank", the Central Bank of Ireland;

“Conditional Stock Purchase Agreement”, the agreement to be entered into on the date hereof between (among others) the Minister, the National Pensions Reserve Fund Commission and each of the Investors, providing (subject to certain conditions) for the purchase from the National Pensions Reserve Fund Commission of further Commission Stock (as defined therein);

"Conditions", the terms and conditions of the CCNs (as scheduled to the Agency Deed and as modified from time to time in accordance with their terms), being materially in the form of the draft terms and conditions set out in Schedule 2 to this Agreement, and any reference to a numbered "Condition" is to the corresponding numbered provision thereof;

“Contracts”, the Note Purchase Agreement and the Agency Deed;

“Deed of Undertaking”, the deed to be entered into on the date hereof between each of the Investors and the Issuer, providing (subject to certain conditions) for certain matters in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreements;

“Fully Diluted Ordinary Stock Capital”, shall have the meaning given to that term in the Deed of Undertaking;

"Group", the Issuer and its subsidiaries (within the meaning of Section 155 of the Companies Act 1963) from time to time, subsidiary undertakings from time to time and any other entity in respect of which financial information is included from time to time in the annual accounts of the Issuer;

“Initial Proportion”, in respect of each Investor, the proportion of the Fully Diluted Ordinary Stock Capital held by it and its Associated Entities from time to time which is Sale Stock (as defined in the Stock Purchase Agreements) (including, for the avoidance of doubt, BoI Ordinary Stock acquired by way of rights issues, bonus issues and issues in lieu of dividend declared upon the Sale Stock (as defined in the Stock Purchase Agreements) and subsequently upon BoI Ordinary Stock so acquired, expressed as a percentage;

"Issue Date", such date as the Issuer and the Minister may agree, being not later than 29 July 2011;

“Legal Reservations”:

(a)
the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, court protection, liquidation, reorganisation, court scheme, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims, the possibility that an undertaking to assume liability or to indemnify a person against non-payment of stamp duty may be void, defences of set-off or counterclaim and similar principles, rights and defences under the laws of any jurisdiction in which relevant obligations may have to be performed; and

(b)	any principles of the law limiting the obligations of any Investor;

“Minister”, the Minister for Finance of Ireland of Upper Merrion Street, Dublin 2;

“Offer Agreement”, the agreement to be entered into on the date hereof between (amongst others) the Minister and each of the Investors, providing for certain matters relating to the CCNs;

“Party”, a party to this Agreement and “Parties” shall be construed accordingly;

“Pro Rata Share”, in respect of an Investor, on any date, is a proportion equal to that Investor’s Initial Proportion on that date;

"Prospectus", the prospectus to be prepared in connection with the listing of the CCNs on the Stock Exchange;

"Prospectus Regulations", the Prospectus (Directive 2003/71/EC) Regulations 2005;

“Specified Period”, the period commencing on the Issue Date and ending on the date on which a State Entity ceases to hold any of the CCNs;

"Stock Exchange", the Irish Stock Exchange;

“Stock Purchase Agreement”, the stock purchase agreement to be entered into on the date of this Agreement between the Minister, the National Pensions Reserve Fund Commission and Fairfax Financial Institutions Limited;

“Stock Purchase Agreements”, shall have the meaning given to that term in the Deed of Undertaking;

"Working Hours", 9.00 am to 5.00 pm on a Business Day.

1.2	In this Agreement, unless the context otherwise requires:

1.2.1	a reference to:

(a)	any party includes its successors in title and permitted assigns;

(b)
a "person" includes any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person's personal representatives, successors or permitted assigns;

(c)	a "company" will be construed so as to include any company, corporation or body corporate, wherever and however incorporated or established;

(d)	a Clause, paragraph, or Schedule, unless otherwise specified, is a reference to a Clause, paragraph of or Schedule to this Agreement;

(e)	writing or similar expressions includes, unless otherwise specified, transmission by facsimile but excludes email;

(f)	the singular includes the plural and vice versa and references to one gender includes all genders;

(g)	"day" or a "Business Day" will mean a period of 24 (twenty-four) hours running from midnight to midnight;

(h)	a "month" will mean a calendar month;

(i)	times are to time in Ireland;

(j)
a reference to a "subsidiary undertaking" is to be construed in accordance with the European Communities (Companies: Group Accounts) Regulations 1992 of Ireland and a "subsidiary" or "holding company" is to be construed in accordance with Section 155 of the Companies Act 1963 of Ireland; and

(k)	any other document referred to in this Agreement is a reference to that document as amended, varied, novated or supplemented at any time.

1.2.2	a reference to a statute or statutory provision will be construed as a reference to the laws of Ireland unless otherwise specified and includes:

(a)	any subordinate legislation made under it including all regulations, by-laws, orders and codes made thereunder;

(b)	any repealed statute or statutory provision which it re-enacts (with or without modification); and

(c)	any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

in each case, prior to the date of this Agreement.

1.2.3
any phrase introduced by the terms "including", "include" and "in particular" or any similar expression will be construed as illustrative and will not limit the sense of the words preceding those terms.

1.3	The table of contents and headings in this Agreement are inserted for convenience only, and they are to be ignored in the interpretation of this Agreement.

1.4
References in this Agreement to CCNs being or to be "listed on the Stock Exchange" shall be to CCNs being or to be listed on the official list (the "Official List") of the Stock Exchange, having obtained approval from the Central Bank in its capacity as competent authority for admission of the CCNs to trading on the Stock Exchange's regulated market for listed securities.

1.5
References in this Agreement to the "Prospectus Directive" are to Directive 2003/7l/EC of the European Parliament and of the Council and shall include the Prospectus (Directive 2003/7l/EC) Regulations 2005 and any other relevant implementing measures of Ireland as well as Commission Regulation (EC) No. 809/2004.

2.	Undertakings

The Issuer undertakes with each of the Investors as follows:

Contracts

2.1
That it will not agree to materially amend or modify: (i) the Note Purchase Agreement at any time prior to the Issue Date; and (ii) the Agency Deed (but for the avoidance of doubt excluding the Conditions) at any time during the Specified Period, without obtaining the prior written consent of each of the Investors and such consent not to be unreasonably withheld. For the avoidance of doubt, this Clause 2.1 shall not restrict the Issuers ability to exercise its other rights under the Contracts including, but not limited to, the termination of the appointment of an Agent in accordance with the terms of the Agency Deed.

Remarketing Option

2.2	That immediately, upon receipt of any notice from any Initial Holder under Condition 3(g)(iii) of any proposed Third Party Sale, it will send a copy of such notice to each of the Investors.

Pro Rata Share

2.3
That it will include each of the Investors in the negotiation process in relation to the price at which the CCNs might be sold, if the Issuer solicits third party investors in accordance with Condition 3(g).

2.4	That it will immediately upon receipt of a written request to do so confirm to each Investor that Investor’s Pro Rata Share in accordance with Clause 5 of this Agreement.

Agency Agreement

2.5	That it will furnish a certified copy of the Agency Deed to each of the Investors on the Issue Date.

3.	Acknowledgements

Investor Acknowledgements

3.1	Each Investor hereby acknowledges that, notwithstanding the Issuer’s rights under Condition 3(g)(iii):

3.1.1	pursuant to Condition 3(g)(iv), the Initial Holder has absolute discretion as to whether to sell the CCNs, to whom it may sell the CCNs and the terms of any such sale; and

3.1.2
pursuant to Condition 3(g)(v), the Issuer is obliged to (i) disclose to the Initial Holder the identity of the Investors (if any) solicited or to be solicited by the Issuer pursuant to Condition 3(g)(iii) and (ii) provide and/or disclose all such information necessary, as determined by the Initial Holder in its absolute discretion, to facilitate the effecting of a Third Party Sale.

Issuer Acknowledgements

3.2
The Issuer acknowledges that pursuant to the Offer Agreement each of the Investors has a right of first refusal in respect of its Pro Rata Share in the event of any solicitation for sale by the Minister or the Issuer of the CCNs.

4.	Representations and Warranties

4.1	Issuer Representations and Warranties

The Issuer represents and warrants to each of the Investors that:

4.1.1
Incorporation: it is duly incorporated under the laws of Ireland, with full power and authority to conduct its business, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

4.1.2
Validity of Agreement and Contracts: this Agreement has been duly authorised, executed and delivered by it and constitutes, and the other Contracts, to which it is a party, have been duly authorised by it and on the Issue Date will constitute, valid, legally binding and enforceable obligations of the Issuer;

4.1.3	Validity of CCNs: the issue of the CCNs has been duly authorised by the Issuer and, when the Certificate is duly executed, authenticated and issued in accordance with the Agency Deed;

4.1.4
Compliance: the execution and delivery of this Agreement and the Contracts, the issue of the CCNs and any issue of Ordinary Stock as a result of the conversion of the CCNs (as contemplated by the Conditions), the carrying out by the Issuer of the other transactions contemplated by the Contracts and compliance by the Issuer with their terms do not, or as the case may be, will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Issuer, or (b) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer, or any member of the Group is a party or by which any of them is bound which conflict, breach or default could reasonably be expected to be material in the context of the issue of the CCNs, or (c) infringe any existing applicable law or regulation of any government, governmental body or court, or (d) to the best knowledge and belief of the Issuer, infringe on or breach any judgment, order or decree of any government, governmental body or court;

4.1.5
Consents: no action or thing is required to be taken, fulfilled or done (including without limitation the obtaining of any consent or licence or the making of any filing or registration) for the issue of the CCNs and (other than as contemplated by and in accordance with the Conditions) any issue of Ordinary Stock as a result of the conversion of the CCNs, the carrying out of any other transactions contemplated by the Contracts or the compliance by the Issuer with the terms of the CCNs, as the case may be;

4.1.6	Prospectus: as at the date of publication of the Prospectus:

(a)
the Prospectus will contain all information which is material in the context of the listing of the CCNs (including all information required by applicable laws and the information which is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses of the Issuer and of the rights attaching to the CCNs),

(b)	any statements relating to the Issuer contained in Prospectus are, in every material particular true and accurate and not misleading,

(c)
any opinions and intentions with regard to the Issuer expressed in the Prospectus are, honestly held, have been reached after considering all relevant circumstances and are based on reasonable assumptions,

(d)
there are no other facts in relation to the Issuer or the CCNs the omission of which shall, in the context of the listing of the CCNs, make any statement in the Prospectus misleading in any material respect,

(e)	all reasonable enquiries have been made by the Issuer to ascertain such facts and to verify the accuracy of all such information and statements; and

(f)	the Prospectus has been made available to the public in accordance with the Prospectus Directive;

4.1.7	Financial Statements:

(a)
the audited consolidated financial statements of the Group to be incorporated by reference in the Prospectus were prepared pursuant to the relevant laws of Ireland and in accordance with accounting principles required for the purposes of the Prospectus Directive consistently applied and give a true and fair view, in accordance with International Financial Reporting Standards, of the state of the Group's consolidated financial affairs as at the date they are made up to and of its consolidated profit for the financial year then ended, and

(b)	since the date of the last audited consolidated financial statements of the Group there has been no material adverse change to the financial condition or results of operations of the Group;

4.1.8
Litigation: there are no, nor have there been, any litigation, governmental or arbitration proceedings, including any which are pending or threatened of which the Issuer is aware, which may have, or have had during the 12 months prior to the date of this Agreement (or any date on which this warranty is deemed to be repeated), a significant effect on the Issuer's or the Group's consolidated financial position or profitability or which are otherwise material in the context of the issue of the CCNs or any issue of Ordinary Stock as a result of the conversion of the CCNs (as contemplated by the Conditions);

4.1.9
Stamp Taxes: under the laws of Ireland in force at the date hereof, it is not necessary that this Agreement or any of the Contracts be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp duty, registration or similar tax be payable in relation to the issue of the CCNs or any of the Contracts;

4.1.10
Certified Copy Contracts: the certified copy of the Note Purchase Agreement which has been furnished to each of the Investors on or before the date of this Agreement is a true copy of the original and no amendments or modifications have been made to the terms of the Note Purchase Agreement.

4.2	Investors’ Representations and Warranties:

Each of the Investors represents in respect of itself only that this Agreement has been duly authorised, executed and delivered by it and constitutes its valid, legally binding and enforceable obligations of each Investor subject to any Legal Reservations.

4.3	Repetition

4.3.1
The representations and warranties in Clause 4.1 and 4.2 (other than those set out in Clause 4.1.6) above are given as at the date of this Agreement and shall be deemed to be repeated (a) on the Issue Date by reference to the facts and circumstances then existing, (b) as at the date of publication of the Prospectus and any supplement or amendment to the Prospectus, by reference to the facts and circumstances then existing and qualified, where relevant, by the contents of the Prospectus or any such supplement or amendment; and

4.3.2
The representations and warranties in Clause 4.1.6 shall be given as at the date of publication of the Prospectus and shall be deemed repeated (a) if later than the date of publication of the Prospectus, on the Issue Date by reference to the facts and circumstances then existing (b) as at the date of publication of any supplement or amendment to the Prospectus, by reference to the facts and circumstances then existing and qualified, where relevant, by the contents of any such supplement or amendment.

5.	Notices

5.1	Subject to Clause 5.2, any notice or other communication under this Agreement will only be effective if it is in writing.

5.2	Communication by email will not be effective under this Agreement.

5.3
Any notice or other communication given or made under this Agreement will be addressed as provided in Clause 5.5 and, if so addressed, will, in the absence of earlier receipt, be deemed to have been duly given or made as follows:

5.3.1	if sent by personal delivery, on delivery at the address of the relevant party;

5.3.2	if sent by pre-paid post, two (2) clear Business Days after the date of posting; or

5.3.3	if sent by facsimile, when transmitted.

5.4
Any notice or other communication given or made, or deemed to have been given or made, outside Working Hours will be deemed not to have been given or made until the start of the next period of Working Hours.

5.5	The relevant notice details for the parties hereto are:

5.5.1	if to the Issuer:

Address:	Head Office 40 Mespil Road Dublin 4

Fax no.	+353 1 661 5671

Attention:	The Group Secretary

5.5.2	if to any of the Investors, to the address and fax number (if any) set out opposite that Investor’s name in Schedule 1, with copy to the person(s) if any specified in Schedule 1.

5.6	A party may notify the other parties of a change to its notice details. That notification will only be effective on:

5.6.1	any effective date specified in the notification; or

5.6.2
if no effective date is specified or the effective date specified is less than five (5) clear Business Days after the date when notice is received, the date falling five (5) clear Business Days after the notification has been received.

6.	Assignment

The Issuer may not may assign or transfer any of its respective rights, benefits or obligations under this Agreement without each Investor’s prior written consent.

7.	Waiver

A waiver by any Party or Parties of any breach of any of the terms, provisions or covenants of this Agreement or the acquiescence of any Party or Parties in any act (whether of commission or omission) which, but for such acquiescence, would be a breach as aforesaid shall not constitute a general waiver of such term, provision or covenant or of any subsequent act contrary thereto.  Any liability to any Party under the provisions of this Agreement may be released, compounded or compromised by such Party in its absolute discretion as regards any Party or Parties under such liability without in any way prejudicing its rights against any other Party or Parties under the same or a like liability, whether joint and several or otherwise.

8.	Entire Agreement

This Agreement (together with the Deed of Undertaking) contains the entire agreement between the Parties relating to the transactions provided to which the Issuer is a party for in this Agreement and supersedes all previous representations, arrangements, undertakings and agreements (if any) between the Parties in respect of such matters.  Each of the Parties acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty, undertaking, covenant, pre-contractual statement or understanding other than those contained in this Agreement and/or the Deed of Undertaking.

9.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same document and any party to this Agreement may enter into this Agreement by executing a counterpart.

10.	Governing Law and Jurisdiction

10.1	This Agreement, and all non-contractual obligations arising in connection therewith, shall be governed by and construed in accordance with Irish law.

10.2
The courts of Ireland are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings") may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Minister and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

IN WITNESS WHEREOF this Agreement has been entered as a deed into on the of this Agreement.

SCHEDULE 1

The Investors

Party	Address	Fax No.

Fairfax Financial Holdings Limited	95 Wellington Street West Suite 800 Toronto Ontario Canada M5J 2N7 For the attention of: Paul Rivett Vice President and Chief Legal Officer	+1 416 367 4946
With a copy to:	William Fry Fitzwilton House. Wilton Place Dublin 2 For the attention of: Owen O’Connell	+353 1 639 5333
Fidelity Contrafund: Fidelity Advisor New Insights Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+001 617 392 1605
Fidelity Contrafund: Fidelity Contrafund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605
Variable Insurance Products Fund III: Balanced Portfolio	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605

Party	Address	Fax No.

Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+001 617 392 1605
Fidelity Securities Fund: Fidelity Dividend Growth Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605
Fidelity Capital Trust: Fidelity Value Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605
Fidelity Advisor Series I: Fidelity Advisor Value Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605
Fidelity Puritan Trust: Fidelity Low-Priced Stock Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605
Kennedy-Wilson Investments, LLC	Kennedy-Wilson Investments LLC c/o Matt Windisch 9701 Wilshire Boulevard, Suite 700 Beverly Hills CA 90212 USA	+ 001 310 887 6459

Party	Address	Fax No.

With a copy to:	William McMorrow (wmcmorrow@kennedywilson.com) or Mary Ricks (mricks@kennedywilson.com)
WLR/GS Master Co-Investment L.P.	WLR Master Co-Investment GP, LLC c/o WL Ross & Co. LLC 1166 Avenue of the Americas 25th Floor New York 10036 USA For the attention of: James B. Lockhart III	+ 001 212 278 9769 + 001 212 278 9821
With a copy to:	Benjamin Gruder (BenGruder@invesco.com)
WLR Recovery Fund IV, L.P.	WLR Recovery Associates IV LLC c c/o WL Ross & Co. LLC 1166 Avenue of the Americas 25th Floor New York 10036 USA For the attention of: James B. Lockhart III	+ 001 212 278 9769 + 001 212 278 9821
With a copy to:	Benjamin Gruder (BenGruder@invesco.com)
WLR Recovery Fund V, L.P.	WLR Recovery Associates V LLC c/o WL Ross & Co. LLC 1166 Avenue of the Americas 25th Floor New York 10036 USA For the attention of: James B. Lockhart III	+001 212 278 9769 + 001 212 278 9821

Party	Address	Fax No.

With a copy to:	Benjamin Gruder (BenGruder@invesco.com)
WLR IV Parallel Esc, L.P.	WLR Recovery Associates IV LLC c/o WL Ross & Co. LLC 1166 Avenue of the Americas 25th Floor New York 10036 USA For the attention of: James B. Lockhart III	+ 001 212 278 9769 + 001 212 278 9821
With a copy to:	Benjamin Gruder (BenGruder@invesco.com)
Capital Research and Management Company	333 South Hope St Los Angeles CA 90071 SA For the attention of: Michael Downer	+ 001 213 486 9041

SCHEDULE 2

Terms and Conditions

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

TERMS AND CONDITIONS OF THE CONTINGENT CAPITAL TIER 2 NOTES

The following (excluding this paragraph) is the text of the terms and conditions (the “Conditions”) of the CCNs which (subject to modification) shall be endorsed on the Certificates relating to the CCNs.

The €1,000,000,000 10.00 per cent. Contingent Capital Tier 2 Notes due [30] July 20161 (“CCNs”) issued by The Governor and Company of the Bank of Ireland (the “Issuer”), which expression shall in these Conditions include any further CCNs issued pursuant to Condition 10 and forming a single series with the CCNs, are subject to these Conditions and are issued pursuant to an agency deed dated on or about the Issue Date (the “Agency Deed”) made between the Issuer and [Citibank N.A., London Branch] as fiscal agent (the “Fiscal Agent”), calculation agent (the “Calculation Agent”) and registrar (the “Registrar”) (together with any other agent or agents appointed from time to time with respect to the CCNs, the “CCN Agents” and each a “CCN Agent”). Copies of the Agency Deed will be available during usual business hours at the specified offices of the Fiscal Agent.

The Holders are entitled to the benefit of, are bound by, and are deemed to have notice of those provisions applicable to them of the Agency Deed.

1.	Form, Denomination and Title

The CCNs are issued in definitive registered form, serially numbered, in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The CCNs are represented by a definitive registered certificate or, as the case may be, definitive registered certificates (each, a “Certificate”) and, save as provided in these Conditions, each Certificate shall represent the entire holding of CCNs by the same Holder.

Title to the CCNs shall pass by registration in the register that the Issuer shall procure to be kept by the Registrar in accordance with the provisions of the Agency Deed (the “Register”).

2.	Status and Subordination of the CCNs

(a)	Status

The CCNs constitute direct, unsecured and subordinated obligations of the Issuer and rank pari passu and without any preference among themselves. The rights and claims of the Holders are subordinated as described in Condition 2(b).

(b)	Subordination

Subject as provided below, in the event of an order being made, or an effective resolution being passed, for the liquidation, dissolution or winding-up of the Issuer by reason of insolvency, bankruptcy or otherwise, the rights and claims of the Holders against the Issuer in respect of or arising under (including any damages awarded for breach of any obligation under) the CCNs shall, subject to any obligations which are mandatorily preferred by law, rank (A) junior to the claims of all holders of unsubordinated obligations of the Issuer, (B) pari passu with the claims of holders of all other dated subordinated obligations of the Issuer which qualify as consolidated

_______________________
1           Assumes an issue date of 29 July 2011.

Tier 2 Capital of the Group for regulatory capital purposes, and (C) senior to the claims of holders of all other subordinated obligations of the Issuer expressed to rank junior to the subordinated obligations of the Issuer including any subordinated obligations of the Issuer which qualify as Tier 1 Capital of the Group for regulatory purposes or which are expressed to rank junior to the CCNs.

3.	Interest

(a)	Interest Payment Dates

Each CCN bears interest on its principal amount from time to time from (and including) the Issue Date (the “Interest Commencement Date”) and interest will be payable in arrears at the Rate of Interest (as defined below) on [29] July in each year (each an “Interest Payment Date”) up to (but excluding) the Maturity Date in accordance with Condition 7.

If any Interest Payment Date falls on a day which is not a Business Day, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in which event the Interest Payment Date shall be brought forward to the immediately preceding Business Day.

The period from and including the Interest Commencement Date to (but excluding) the first Interest Payment Date, and each successive period from and including an Interest Payment Date to (but excluding) the next succeeding Interest Payment Date, or if earlier, the Maturity Date or the Conversion Date is called an “Interest Period”.

(b)	Interest Accrual

Interest accrues on each CCN from day to day from (and including) the Interest Commencement Date to (but excluding) the date on which such CCN has been redeemed in full. Each CCN will cease to bear interest from and including the due date for redemption unless, upon due presentation of the relevant Certificate, payment of the principal in respect of such CCN is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event, interest will continue to accrue until whichever is the earlier of:

(i)	the date upon which all amounts due in respect of such CCN has been paid;

(ii)	five days after the date on which the full amount of the moneys in respect of such CCN has been received by the Fiscal Agent and notice to that effect has been given to the Holders; and

(iii)	in the case of a Conversion (as defined below), the Conversion Date.

(c)	Fixed Rate of Interest

Subject to Condition 3(g), interest is payable on each Interest Payment Date at a rate of 10.00 per cent. per annum (the “Rate of Interest”) and shall be calculated by the Calculation Agent in accordance with the Agency Deed on each Interest Payment Date in respect of each CCN.

(d)	Calculations

If interest is required to be calculated for a period other than a complete Interest Period, the day count fraction used will be the actual number of days in the relevant period divided by the actual number of days in the Interest Period in which such payment falls (including the first such day but excluding the last).

(e)	Notifications to be Final

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of these Conditions by the Calculation Agent will, in the absence of wilful default, bad faith or manifest error, be binding on the Issuer, the Fiscal Agent and the Holders and in the absence of wilful default, bad faith or manifest error, no liability to the Issuer, the Fiscal Agent or the Holders shall attach to the Calculation Agent in connection with  exercise or non-exercise by it of its powers, duties and discretions under these Conditions.

(f)	No Deferral

The Issuer shall not be entitled to defer or cancel any payments of interest or any other amounts payable in respect of the CCNs.

(g)	Remarketing Option

(i)
For as long as the Initial Holder is Holder of 100 per cent. of the CCNs, the Initial Holder may, at any time, increase the Rate of Interest on the CCNs (such increased rate, the “New Interest Rate”) as determined by an independent investment bank appointed by the Initial Holder (the “Remarketing Agent”) but with effect only from the date that the CCNs are sold by the Initial Holder to any other person other than any State Entity (a “Third Party Sale”).

(ii)	For the purposes of this Condition 3(g), the New Interest Rate will not exceed 18.00 per cent. per annum.

(iii)
The Initial Holder will provide at least 15 Business Days notice in writing to the Issuer of any proposed Third Party Sale or such longer period as may be approved in writing by the Initial Holder. During such period, the Issuer may solicit other third party investors, at a potentially lower interest rate than the rate described in Condition 3(g)(ii), to whom the entire principal amount of the CCNs may be sold at an equivalent or higher price than the Initial Holder would receive for any proposed Third Party Sale.

(iv)
Notwithstanding any other provision of these Conditions or the Agency Deed to the contrary, the Initial Holder shall have absolute discretion as to whether to sell the CCNs, to whom it may sell the CCNs and the terms of any such sale.

(v)
The Issuer shall, if required by the Initial Holder: (a) disclose to the Initial Holder the identity of any third party investors solicited or to be solicited by the Issuer pursuant to Condition 3(g)(iii) and (b) provide and/or disclose all such information necessary, as determined by the Initial Holder in its absolute discretion, to facilitate the effecting of a Third Party Sale.

(h)	Maintenance of Agents

The Issuer shall ensure that, so long as any of the CCNs remain outstanding, there shall at all times be a Calculation Agent and a Fiscal Agent having its office in a

European city (other than Ireland) and not operating through a branch in Ireland, and that, if the Issuer or the Fiscal Agent would be required to withhold or deduct tax in respect of payments on the CCNs, the Issuer undertakes that it will ensure that it maintains a Fiscal Agent in a member state of the European Union (other than Ireland) that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC on the taxation of savings or any law implementing or complying with, or introduced in order to confirm to, such Directive.

4.	Conversion

(a)	Conversion upon a Conversion Event

(i)
If a Conversion Event shall occur at any time while the CCNs are outstanding, each CCN shall, subject to and as provided in this Condition 4, be immediately and mandatorily redeemed as of the Conversion Date and settled (such redemption and settlement being the “Conversion” and the term “converted” shall be construed accordingly) by the allotment, issue and delivery by the Issuer of fully paid Ordinary Stock to the Holders on the date specified in the Conversion Notice (as defined below), which date shall be no later than 20 Business Days following the Conversion Date (the “Conversion Settlement Date”).  Subject to Condition 4(c), receipt by the Holders of the Ordinary Stock and Accrued Conversion Interest (if any) shall be a good and complete discharge of the Issuer’s obligations in respect of the CCNs.

(ii)
As soon as reasonably practicable following the occurrence of the Conversion Event, the Issuer shall give notice thereof to Holders (the “Conversion Notice”) in accordance with Condition 13. The Conversion Notice shall specify the circumstances giving rise to the Conversion Event, the Conversion Price and the Conversion Settlement Date.

(iii)
If a Conversion Event occurs, the CCNs will be converted in whole and not in part as provided in accordance with this Condition 4(a). CCNs so converted shall be automatically cancelled by the Issuer and may not be held, reissued or resold.

(iv)	Except on the occurrence of a Conversion Event, the CCNs are not convertible into Ordinary Stock at the option of Holders at any time and are not redeemable in cash as a result of a Conversion Event.

(v)
No Conversion Notice shall be given and no Conversion shall occur following a Capital Deficiency Event if, notwithstanding the Capital Ratio being below the Trigger Ratio, the Competent Authority, at the request of the Issuer, has agreed, in its absolute discretion, that a Conversion shall not occur because it is satisfied that actions, circumstances or events have had, or imminently will have during the next 90 days following such Capital Deficiency Event, the effect of restoring the Capital Ratio to a level above the Trigger Ratio that the Competent Authority deems to be adequate at such time.

(vi)
Notwithstanding Condition 4(a)(v), a Conversion Event will immediately occur if the Competent Authority determines, in its absolute discretion, that at any time after agreeing under Condition 4(a)(v) that no Conversion Event shall occur, the Issuer will not be able to restore the Capital Ratio to a level above the Trigger Ratio that the Competent Authority deems to be adequate at such time.

(b)	Accrued Conversion Interest

(i)
Upon Conversion, Accrued Conversion Interest shall become due and payable on the Conversion Date and the Issuer shall pay to the Holders the Accrued Conversion Interest (if any) in respect of the CCNs on the Conversion Settlement Date.

(ii)	Payment of any Accrued Conversion Interest will be made in cash by transfer to an account with a bank in a city in which banks have access to the TARGET System, as specified by the relevant Holder.

(c)	Conversion Price

(i)
Upon Conversion, each Holder shall be deemed to have accepted the conversion of its holding of CCNs into Ordinary Stock at the Conversion Price and that the Issuer shall effect such conversion on behalf of such Holder. Such Ordinary Stock will be deemed to be credited as fully paid up and allotted, issued and delivered as of the Conversion Date, whereupon each Holder shall cease as a matter of Irish law to be treated for all purposes under Irish law as a Holder and shall instead as of such date be treated for all purposes under Irish law as a Stockholder.

(ii)
The Issuer shall, not later than the Conversion Settlement Date, allot and issue or deliver such number of units of Ordinary Stock to the Holders in respect of each CCN as is determined by dividing the principal amount of such CCN by the Conversion Price in effect on the Conversion Date.

(iii)
The Conversion Price shall be subject to adjustment in the circumstances provided in Condition 4(e) for the adjustment of the Floor Price (with such modifications and amendments as an Independent Financial Adviser acting in good faith shall determine to be appropriate) and the Issuer shall give notice to Holders of the New Floor Price and of any such modifications and amendments thereafter.

(d)	Conversion on a Takeover Event

(i)
If a Qualifying Takeover Event shall occur then the CCNs shall, where the Conversion Date falls on or after the Takeover Event Date, be convertible into Approved Entity Shares upon the occurrence of a Conversion Event, mutatis mutandis as provided in accordance with this Condition 4, at a Conversion Price that shall be the New Conversion Price.

(ii)
The New Conversion Price shall be subject to adjustment in the circumstances provided in Condition 4(e) for the adjustment of the Floor Price (if necessary with such modifications and amendments as an Independent Financial Adviser acting in good faith shall determine to be appropriate) and the Issuer shall give notice to Holders of the New Conversion Price and of any such modifications and amendments thereafter.

(iii)
If a Non-Qualifying Takeover Event shall occur then, with effect from the occurrence of such Takeover Event and unless a Conversion Event shall have occurred prior to such date, any outstanding CCNs shall remain the obligation of the Issuer and shall, upon the occurrence of a Conversion Event, be convertible into Ordinary Stock in accordance with this Condition 4 but shall not be convertible into Approved Entity Shares at any time notwithstanding that a Conversion Event may occur subsequently.

(iv)	In the case of a Qualifying Takeover Event:

(1)
the Issuer shall, on or prior to the Takeover Event Date, enter into such agreements and arrangements, (which may include deeds supplemental to these Conditions and amendments and modifications to these Conditions) as may be required to ensure that, with effect from the Takeover Event Date, the CCNs will be convertible into Approved Entity Shares of the Approved Entity, mutatis mutandis in accordance with, and subject to, this Condition 4 (as may be so supplemented, amended or modified) at a price equal to the New Conversion Price and that subject to such Conversion the CCNs shall remain the obligations of the Issuer; and

(2)
the Issuer shall, where the Conversion Date falls on or after the Takeover Event Date, procure the allotment and issue and/or delivery of the relevant number of Approved Entity Shares in the manner provided in this Condition 4, as may be amended or modified as provided above.

(v)
Within 10 Business Days following the occurrence of a Takeover Event, the Issuer shall give notice thereof in accordance with Condition 13 to the Holders (a “Takeover Event Notice”), which shall specify.

(1)	the identity of the Acquirer;

(2)	whether the Takeover Event is a Qualifying Takeover Event or a Non-Qualifying Takeover Event;

(3)	in the case of a Qualifying Takeover Event, if determined at such time, the New Conversion Price; and

(4)	in the case of a Qualifying Takeover Event, the Takeover Event Date.

(e)	Adjustments to the Floor Price

Upon the happening of any of the events described below, the Floor Price shall be adjusted, unless, for as long as the Initial Holder is a holder of 100 per cent. of the CCNs, the Initial Holder within six months of the Issue Date agrees that no adjustment is required, as follows:

(i)	Increase of share capital by means of capitalisation of reserves, profits or premia by distribution of Ordinary Stock, or division or consolidation of Ordinary Stock

Subject to Condition 4(f), in the event of a change in the Issuer’s share capital as a result of the capitalisation of reserves, profits or premia by means of the distribution of Ordinary Stock or as a result of the division or consolidation of the Ordinary Stock, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such change by the result of the following formula:

Nold / Nnew

where:

Nold	is the number of units of Ordinary Stock existing before the change in share capital; and

Nnew	is the number of units of Ordinary Stock existing after the change in share capital;

provided, however, that no such adjustment shall be made if Ordinary Stock are issued in lieu of the whole or any part of a Cash Dividend, or another cash distribution made in lieu of a dividend, which the Stockholders concerned would or could otherwise have received. Such adjustment shall become effective on the date on which such Ordinary Stock are traded ex-the relevant entitlement on the Primary Stock Exchange.

(ii)	Issues of Ordinary Stock or Other Securities to Stockholders by way of conferring subscription or purchase rights

Subject to Condition 4(f), if (a) the Issuer issues or grants to Stockholders any rights or options, warrants or other rights to subscribe for or acquire Ordinary Stock, Other Securities or securities convertible or exchangeable into Ordinary Stock or Other Securities or (b) any third party, with the agreement of the Issuer, issues to holders of Ordinary Stock any rights, options or warrants to purchase any Ordinary Stock, Other Securities or securities convertible or exchangeable into Ordinary Stock or Other Securities (the rights referred to in (a) and (b) collectively and individually being the “Purchase Rights”), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue or grant by the result of the following formula:

(Pcum – R) / Pcum

where:

Pcum
is the VWAP of one unit of Ordinary Stock on whichever is the later of (x) the last dealing day immediately preceding the first date on which the Ordinary Stock is first traded ex-the relevant Purchase Rights on the Primary Stock Exchange or (y) the dealing day when the price for the relevant Purchase Rights is announced, or if the day the subscription or purchase price is announced is not a dealing day, the next following dealing day; and

R	is the value of the relevant Purchase Rights relating to one unit of Ordinary Stock or Other Security, such value to be calculated as follows:

(1)       if the Purchase Rights relate to Ordinary Stock

R = Pcum – TERP

where:

TERP     = (Nold x Pcum + Nnew x (Prights + Div)) / (Nold + Nnew)

and:

TERP   is the theoretical ex-rights price; and

Nold	is the number of units of Ordinary Stock existing before the change in share capital; and

Nnew	is the number of units of Ordinary Stock being newly issued; and

Prights	is the price at which one new unit of Ordinary Stock can be subscribed, exercised or purchased for; and

Div
is the amount (in euro) by which the dividend entitlement per unit of Ordinary Stock exceeds the dividend entitlement per new unit of Ordinary Stock, (x) if dividends have already been proposed to the general meeting of shareholders but not yet paid, based on the proposed dividend amount, or (y) if dividends have not yet been proposed based on the last paid dividend;

provided, however, that no such adjustment shall be made if the subscription or purchase price at which one new unit of Ordinary Stock can be subscribed or purchased is at least 95 per cent. of Pcum (as defined above);

(2)
if the Purchase Rights relate to Other Securities or to securities convertible or exchangeable into Ordinary Stock or Other Securities and where such Purchase Rights, or Other Securities are traded on a regulated stock exchange in the European Union, the United States of America, Canada or Japan:

R = Nrights x Prights

where:

Nrights	is the number of Purchase Rights granted per unit of Ordinary Stock; and

Prights
is the average of the last paid prices on the Primary Stock Exchange (in euro) (or, if no dealing is recorded, the arithmetic mean of the bid and offered prices) on a spot basis of one Purchase Right on each dealing day during the period the Purchase Rights are traded or, if such period is longer than ten dealing days, the arithmetic average of the last paid prices (or, if no dealing is recorded, the arithmetic mean of the bid and offered prices) on a spot basis on the first ten such dealing days; or

(3)	in all other cases where neither of the previous paragraphs (1) or (2) is applicable:

R will be determined by an Independent Financial Adviser.

Such adjustment shall become effective:

(i)
where the provisions of Condition 4(e)(ii)(1) apply, on the date on which the Ordinary Stock are traded ex-Purchase Rights on the Primary Stock Exchange or, if the subscription or exercise price is announced only at a later time, one dealing day after the announcement of the price of the Purchase Right;

(ii)
where the provisions of Condition 4(e)(ii)(2) apply, five dealing days after (x) the end of the subscription or purchase period or (y) the tenth day of the subscription or purchase period, whichever is the sooner; and

(iii)	where the provisions of Condition 4(e)(ii)(3) apply, on the date determined by an Independent Financial Adviser.

(iii)	Capital Distributions

Subject to Condition 4(f), if and whenever any Capital Distribution shall be made or paid to Stockholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

(Pcum – D) / Pcum

where:

Pcum
is the VWAP of one unit of Ordinary Stock on whichever is the later of (x) the last dealing day immediately preceding the Effective Date or (y) the dealing day when the relevant Dividend is announced (or, if the day on which the amount of the relevant Dividend is announced is not a dealing day, the next following dealing day); and

D
is the portion of the Fair Market Value of the aggregate Capital Distribution attributable to one unit of Ordinary Stock, with such portion being determined by dividing the Fair Market Value of the aggregate Capital Distribution on the Effective Date by the number of units of Ordinary Stock entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Ordinary Stock (or any depositary or other receipts or certificates representing Ordinary Stock) by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of units of Ordinary Stock in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Ordinary Stock (or any Ordinary Stock represented by depositary or other receipts or certificates) so purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Capital Distribution is capable of being determined as provided herein.

(iv)	Non-Cash Dividends

Subject to Condition 4(f), in respect of a Non-Cash Dividend, the Floor Price shall be adjusted as follows:

(1)
where the Non-Cash Dividend in question (x) consists of securities that are traded on a regulated stock exchange in the European Union, the United States of America, Canada or Japan or (y) has otherwise a value which is determinable by reference to a stock exchange quotation or otherwise, by multiplying the Floor Price in force immediately prior to such Non-Cash Dividend by the result of the following formula:

(Pcum – D) / Pcum

where:

Pcum
is the VWAP of one unit of Ordinary Stock on whichever is the later of (x) the last dealing day preceding the date on which the Ordinary Stock is first traded ex-the relevant Non-Cash Dividend on the Primary Stock Exchange or (y) the dealing day when the amount of the relevant Non-Cash Dividend is announced (or, if the day on which the amount of the relevant Non-Cash Dividend is announced is not a dealing day, the next following dealing day); and

D
is the portion of the Fair Market Value of the relevant Non-Cash Dividend (in euro) on the dealing day immediately following the date in respect of which Pcum (as defined above) has been determined; and

(2)	in all other cases, by multiplying the Floor Price in force immediately prior to such issue or distribution by the result of the following formula:

Pafter / Pbefore

where:

Pafter
is the arithmetic average of the VWAP of a unit of Ordinary Stock on the first five consecutive dealing days starting on the dealing day immediately following the first dealing day on which the Ordinary Stock are traded ex-the relevant Non-Cash Dividend (the “Distribution Date”); and

Pbefore	is arithmetic average of the VWAP of a unit of Ordinary Stock on the five consecutive dealing days ending on the dealing day immediately preceding the Distribution Date,

as determined by an Independent Financial Adviser.

Such adjustment shall become effective:

(i)	where the provisions of Condition 4(e)(iv)(1) apply, on the date on which the relevant Non-Cash Dividend is made; and

(ii)	where the provisions of Condition 4(e)(iv)(2) apply, five dealing days after the Distribution Date.

(v)	Other Events

If the Issuer determines that, notwithstanding paragraphs (i) to (iv) of this Condition 4(e), an adjustment should be made to the Floor Price as a result of one or more of the events or circumstances not referred to in this Condition 4(e) or circumstances have arisen which might have an adverse effect on the right of the Holders upon Conversion of the CCNs and no adjustment of the Floor Price under this Condition 4(e) would otherwise arise, the Issuer shall engage the advice or services of an Independent Financial Adviser to determine as soon as practicable what adjustment, if any, to the Floor Price or amendment, if any, to the terms of this Condition 4 is fair and reasonable to take into account thereof and the date on which such adjustment should take effect.  The Independent Financial Adviser shall have no responsibility to make any enquiries as to whether or not any event has occurred which might require an adjustment to the Floor Price or amendment, if any, to the terms of this Condition 4.

Notwithstanding the foregoing provisions of this Condition 4(e)(v):

(1)
where the events or circumstances giving rise to any adjustment pursuant to this Condition 4(e) have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(2)
such modification shall be made to the operation of the CCNs as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once and (ii) to ensure that the economic effect of a Dividend is not taken into account more than once;

(3)
for the avoidance of doubt, the issue of Ordinary Stock upon a Conversion or upon any conversion or exchange in respect of any Other Securities or the exercise of any other options, warrants or other rights shall not result in an adjustment to the Floor Price; and

(4)
at any time when the Ordinary Stock are not admitted to trading on a Recognised Stock Exchange, the Floor Price shall be adjusted as provided above save that for the purposes thereof the Current Market Price, the VWAP of a unit of Ordinary Stock and the date upon which any adjustment becomes effective shall be determined in good faith by an Independent Financial Adviser in such manner as it considers appropriate to ensure that an adjustment to the Floor Price is made which gives the intended same result as if the Ordinary Stock we so admitted to trading.

Notice of any adjustments to the Floor Price pursuant to this Condition 4(e)(v) shall be given by the Issuer in accordance with Condition 13 to Holders promptly after the determination thereof.

The Floor Price shall not in any event be reduced to below the prevailing nominal value of the Ordinary Stock at the effective date of such adjustment. The Issuer shall not take any action, and procure that no action is taken, that would otherwise result in an adjustment to the Floor Price to an amount below such nominal value.

(f)	Events not Giving Rise to Adjustments

Notwithstanding the provisions of Condition 4(e), no adjustment to the Floor Price will be made:

(i)
as a result of any issue or distribution of new Ordinary Stock or Other Securities if the pre-emptive right in respect thereof has been validly excluded by a non-routine resolution of the general meeting of Stockholders unless a pre-emptive right in respect thereof is granted indirectly to the Stockholders by a third party with the agreement of the Issuer. For the purpose of these Conditions, the annual disapplication of pre-emption rights conferred by way of special resolution proposed at each annual general meeting of the Issuer shall not constitute a non-routine resolution; or

(ii)
as a result of any public issue of bonds convertible into Ordinary Stock or bonds with options to subscribe for Ordinary Stock, such issue being in connection with a conditional increase of the share capital of the Issuer, irrespective of whether in respect of such issue the advance subscription rights to acquire such bonds have been excluded or not, unless advance subscription rights have been granted and are traded on the Primary Stock Exchange; or

(iii)
if, as a result of any Non-Cash Dividend by the Issuer, the Issuer sells any share, right, warrant or other security representing the same (an “Interest”) in any of its subsidiaries to holders of the Ordinary Stock at fair value, and for this purpose:

(1)
where such Interest is listed on, traded on, or dealt in any stock exchange, the fair value of such Interest shall be at least 95 per cent. of the average of the last paid prices therefor on such stock exchange (or, if more than one, the principal such stock exchange) on each of the ten dealing days commencing on the twentieth dealing day before the day on which the Issuer officially announces the terms and conditions for such sale, as determined by an Independent Financial Adviser; and

(2)	where such Interest is not so listed, traded or dealt in, the fair value of such Interest shall be at least 95 per cent. of the Fair Market Value thereof; or

(iv)	if an increase in the Floor Price would result from such adjustment, except in case of an exchange of the Ordinary Stock for Other Securities or a consolidation of Ordinary Stock.

(g)	Decision of an Independent Financial Adviser

(i)
If any doubt shall arise as to whether an adjustment falls to be made to the Floor Price or the Conversion Price or as to the appropriate adjustment to the Floor Price, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on the Issuer and the Holders, save in the case of manifest error.

(ii)
If the Independent Financial Adviser does not at any time for any reason make any determination or calculate any adjustment in the circumstances provided for in this Condition 4 then the Holders shall, at the expense of the Issuer, be entitled to appoint an agent to do so, and such determination or calculation shall be deemed to have been made by the Independent Financial Adviser. In doing so, the Holders’ agent shall apply the foregoing provisions of Condition 4, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

(h)	Share Option Schemes

No adjustment will be made to the Floor Price if Ordinary Stock or Other Securities (including pre-emptive rights, options or warrants in relation to Ordinary Stock or Other Securities) are issued, offered or granted to, or for the benefit of, directors or employees, or former directors or employees, of the Issuer or any of its Subsidiaries or any associated company or to trustees to be held for the benefit of any such person in any such case pursuant to any employee share or option scheme which, if required, has been approved by Stockholders.

(i)	Rounding Down

On any adjustment, the resultant Floor Price, if a number that is of more decimal places than the initial Floor Price, shall be rounded to such decimal place. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Floor Price then in effect. Any adjustment not required to be made, and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

(j)	No other Conversion Events

Other than a Conversion in accordance with this Condition 4, the CCNs are not subject to any other conversion event. In particular, the CCNs are not convertible into Ordinary Stock at the option of the Holders.

(k)	Procedure for Settlement and Delivery of Ordinary Stock on Conversion

Ordinary Stock to be issued upon a Conversion in respect of the CCNs shall be allotted, issued and delivered subject to and as provided in these Conditions and in the Agency Deed.

(l)	Fractions

Fractions of Ordinary Stock will not be issued or delivered pursuant to the Conditions upon a Conversion and no cash payment will be made in lieu thereof.

(m)	Delivery of Ordinary Stock

(i)
The Issuer shall, on or prior to the Conversion Settlement Date, allot and issue or deliver to the Holders such number of units of Ordinary Stock as is required to satisfy in full the Issuer’s obligation to deliver Ordinary Stock in respect of the Conversion of the aggregate amount of CCNs as at the Conversion Date. Receipt by the Holders of such Ordinary Stock and Accrued Conversion Interest (if any) shall be a good and complete discharge of the Issuer’s obligations in respect of the CCNs.

(ii)
In order to obtain delivery of the relevant Ordinary Stock upon a Conversion, the relevant Holder must deliver the relevant Certificates representing the CCNs held by it to the specified office of the Registrar prior to the Conversion Settlement Date.

(iii)
The Issuer shall procure that Ordinary Stock to be created, issued and delivered following a Conversion Event will be delivered to the Holders in uncertificated form through CREST, unless at the relevant time the Ordinary Stock are not a participating security in CREST or the relevant holder elects to receive the Ordinary Stock in certificated registered form.  Where the Ordinary Stock are to be delivered through CREST, they will be delivered to an account specified by the relevant Holder prior to the Conversion Settlement Date. Where the Ordinary Stock are to be delivered in certificated form, a certificate in respect thereof will be dispatched by mail free of charge (but uninsured and at the risk of the recipient) to the relevant Holder or prior to the Conversion Settlement Date.

(n)	Taxes and Duties

(i)
A Holder must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on Conversion (other than any taxes and capital, stamp, issue and registration and transfer taxes or other duties payable in Ireland in respect of the issue and delivery of the Ordinary Stock delivered pursuant to these Conditions which shall be paid by the Issuer) and such Holder must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a CCN or interest therein.

(ii)
If the Issuer shall fail to pay any taxes or capital, stamp, issue, registration and transfer taxes or other duties payable in Ireland for which it is responsible as provided in Condition 4(n)(i) above, any Holder shall be entitled (but shall not be obliged) to tender and pay the same and the Issuer, as a separate and independent stipulation, covenants to reimburse and indemnify on an after tax basis such Holder in respect of any payment thereof and any penalties payable in respect thereof.

(o)	Ordinary Stock

The Ordinary Stock issued or delivered on Conversion will be fully paid and non-assessable, free from any Encumbrance and will in all respects rank pari passu with the fully paid Ordinary Stock in issue on the Conversion Settlement Date except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Ordinary Stock so issued or delivered will not rank for (or, as the case may be, the relevant Holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the Conversion Settlement Date.

5.	Covenants

For so long as any CCN remains outstanding, the Issuer shall (in each case save with the prior written approval of the Holders):

(a)
not make any issue, grant, reorganisation, capitalisation or distribution or take or omit to take any other action if the effect thereof would be (or is reasonably foreseeable to be) that a unit of Ordinary Stock cannot be legally issued as fully paid and free from any Encumbrance on the Conversion of each CCN;

(b)
(other than in connection with a Reorganisation or a Liability Management Exercise) not issue or pay up any Ordinary Stock or Other Securities, in either case by way of capitalisation of profits or reserves, other than:

(i)
by the issue of fully paid Ordinary Stock or Other Securities to Stockholders and other holders of shares in the capital of the Issuer which, by their terms, entitle the holders thereof to receive Ordinary Stock or Other Securities on a capitalisation of profits or reserves; or

(ii)
by the issue of Ordinary Stock paid up in full (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a Dividend in cash (excluding, for the avoidance of doubt, the issue of Ordinary Stock in respect of hybrid capital instruments where there is an alternative coupon settlement mechanism); or

(iii)
by the issue of fully paid Other Securities to the holders of Ordinary Stock or Other Securities which, by their terms, entitle the holders thereof to receive Other Securities (excluding, for the avoidance of doubt, the issue of Ordinary Stock in respect of hybrid capital instruments where there is an alternative coupon settlement mechanism); or

(iv)
by the issue of Ordinary Stock or Other Securities to, or for the benefit of, any employee or former employee, director or executive holding or formerly holding executive office of Issuer or any of its Subsidiaries or any associated company or totrustees or nominees to be held for the benefit of any such person, in any such case pursuant to an employee, director or executive share or option scheme whether for all employees, directors, or executives or any one or more of them, unless, in any such case, the same constitutes a Dividend or otherwise gives rise (or would, but for the provisions of Condition 4(i) relating to roundings and minimum adjustments or the carry forward of adjustments, give rise) to an adjustment to the Floor Price and unless, if the Floor Price would otherwise be reduced to below the prevailing nominal value of the Ordinary Stock at the effective date of such adjustment, gives rise to an adjustment to the nominal value of the Ordinary Stock to reflect the Floor Price so reduced;

(c)	not modify the rights attaching to the Ordinary Stock with respect to voting, dividends or liquidation but so that nothing in this Condition 5(b) shall prevent:

(i)	any consolidation, reclassification or subdivision of the Ordinary Stock; or

(ii)	any modification of such rights which is not materially prejudicial to the interests of the Holders as determined in good faith by an Independent Financial Adviser;

(d)
procure that no Ordinary Stock or Other Securities issued without rights to convert into, or exchange or subscribe for, Ordinary Stock shall subsequently be granted such rights and that at no time shall there be in issue Ordinary Stock of differing nominal values unless the same gives rise (or would, but for the provisions of Condition 4(i) relating to roundings and minimum adjustments or the carry forward of adjustments, give rise) to an adjustment to the Floor Price and that at no time shall there be in issue Ordinary Stock or Other Securities of differing nominal values, save where such Ordinary Stock or Other Securities have the same economic rights;

(e)
not reduce its issued ordinary share capital, share premium account, capital redemption reserve, or any uncalled liability in respect thereof, or any non-distributable reserves, except where the reduction is permitted by applicable law and results in (or would, but for the provisions of Condition 4(i) relating to roundings or the carry forward of adjustments, result in) an adjustment to the Floor Price or is otherwise taken into account for the purposes of determining whether or not such an adjustment should be made, provided that, for the avoidance of doubt, this Condition 5(e) shall not operate to restrict the Issuer from reducing its preference share capital and share premium amounts in respect of its preference share capital;

(f)	issue, allot and/or deliver Ordinary Stock upon Conversion subject to and as provided in Condition 4;

(g)
use all reasonable endeavours to ensure that any Ordinary Stock issued upon a Conversion Event will, as soon as is practicable, be admitted to the Official List of the Irish Stock Exchange and trading on its regulated market or will be listed, quoted or dealt in, as soon as is practicable, on any other stock exchange or securities market on which the Ordinary Stock are then listed or quoted or dealt in;

(h)
use all reasonable endeavours to ensure that its issued and outstanding Ordinary Stock continue to be admitted to the Official List of the Irish Stock Exchange and trading on its regulated market, or listed, admitted to trading, quoted or dealt in on such other principal stock exchange or securities market on which the Ordinary Stock are currently listed, admitted to trading or quoted or dealt in;

(i)
in the event of a Reorganisation, take (or shall procure that there is taken) all necessary action to ensure that, immediately after completion of the relevant proceedings, such amendments are made to these Conditions as are necessary to ensure that the CCNs may be converted into or exchanged for ordinary shares or stock or units or the equivalent in Newco mutatis mutandis in accordance with and subject to these Conditions and the ordinary shares or stock or units or the equivalent of Newco are listed and admitted to trading on a Recognised Stock Exchange;

(j)
if an offer is made to all (or a majority) of the holders of the Ordinary Stock other than the offeror and/or any associates of the offeror to acquire all or a majority of the issued ordinary share capital of the Issuer, or if a scheme (other than a Reorganisation) or merger is proposed with regard to such acquisition or merger with the undertaking of the Issuer, give notice in writing of such offer or scheme or merger to the Holders, in their capacity as the Holders, as soon as practicable upon becoming aware of such offer;

(k)
give notice in writing to the Holders, in their capacity as the Holders, if an offer is made to all (or a majority) of the holders of the Ordinary Stock other than the offeror and/or any associate of the offeror to acquire all or a majority of the issued ordinary share capital of the Issuer or if any person proposes a scheme or merger with regard to such acquisition or merger with the undertaking of the Issuer and such offer or scheme or merger having become or been declared unconditional in all respects, the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer has or will become unconditionally vested in the offeror and/or an associate. Such notice shall specify all information relevant to Holders concerning such offer or scheme or merger;

(l)
notwithstanding that no voting rights shall attach to the CCNs in respect of the Ordinary Stock, provide to the Holders, in their capacity as Holders, notice of every general meeting of the Stockholders of the Issuer and a copy of every circular or like document sent out by the Issuer to the Stockholders;

(m)
for so long as the CCNs are listed and freely transferable, from time to time on request and at its own expense, do and execute or procure to be done and executed all necessary acts, deeds, documents and things in a form satisfactory to a Holder that such Holder reasonably considers necessary to effect and/or facilitate the transfer of any of the CCNs and their registration in the name of the transferee in the Register;

(n)	where the provisions of Condition 4 require or provide for a determination by an Independent Financial Adviser, use all reasonable endeavours promptly to appoint such person for such purpose;

(o)
at all times keep available for issue, free from pre-emptive or other preferential rights, a sufficient number of units of Ordinary Stock to enable the conversion of the CCNs, and any other rights of subscription and exchange for Ordinary Stock arising pursuant to the CCNs, to be satisfied in full;

(p)
not take any action, and procure that no action is taken, that would result in an adjustment to the Floor Price to below the prevailing nominal value of the Ordinary Stock at the effective date of such adjustment;

(q)
provide to the Competent Authority the Core Tier 1 Ratio and CET1 Ratio, as applicable, on an ad hoc or ongoing basis as requested by the Competent Authority and the Issuer will publish the Core Tier 1 Ratio and CET1 Ratio, as applicable, in respect of any Semi-Annual Reporting Period or as otherwise required to be publically disclosed by the Issuer;

(r)
obtain prior written approval from the Competent Authority for any distributions proposed by the Issuer in respect of any profit generated or other fair value movements as a consequence of the accounting treatment of the CCNs in the Issuer’s shareholder funds;

(s)	maintain a listing of the CCNs on the Irish Stock Exchange, or failing that, any other Recognised Stock Exchange; and

(t)
immediately give notice in writing to the Holders of the occurrence of any Conversion Event or Takeover Event or any Event of Default or any matter it concludes is likely to give rise to a Conversion Event or Takeover Event or Event of Default immediately upon becoming aware thereof and without waiting for the Holders to take any further action.

6.	Redemption and Cancellation

(a)	Redemption at Maturity

Unless previously converted as provided in these Conditions, each CCN will only be redeemed at its principal amount, together with accrued interest, on the Maturity Date.

(b)	No other redemption, purchase, or buy back

None of the Issuer nor any of its Subsidiaries nor any other Group Company shall purchase, redeem, buy back or otherwise acquire any of the CCNs prior to the Maturity Date.

(c)	Cancellation

All CCNs redeemed by the Issuer pursuant to this Condition 6 will forthwith be cancelled.

7.	Payments

(a)	Payments in respect of CCNs

(i)
Payments of principal to be made to Holders in respect of CCNs and payments of accrued interest payable on a redemption of CCNs (other than on an Interest Payment Date) and payment of any Accrued Conversion Interest that is to be paid in accordance with this Condition 7 shall, in each case, be made against presentation and surrender of the relevant Certificates at the specified office of any of the CCN Agents or of the Registrar.

(ii)
Payments of interest to be made to Holders in respect of CCNs due on an Interest Payment Date shall be paid to the person shown on the Register at the close of business on the fifteenth day before the Relevant Date for payment thereof (the “Record Date”).

(iii)	Payments of any other amounts in respect of CCNs other than as referred to in (i) and (ii) will be made as provided in these Conditions.

(b)	Payments subject to Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the provisions of Condition 8. No commission or expenses shall be charged to the Holders in respect of such payments.

(c)	Method of Payment

Payments of principal and interest will be made by credit or transfer in euro to the account specified in the Register.

(d)	Non-Business Days

If any date for payment in respect of any CCNs is not a Business Day, the Holder shall not be entitled to payment until the next following Business Day nor to any interest or other sum in respect of such postponed payment.

8.	Taxation

All payments of principal, premium (if any) and/or interest to the Holders by or on behalf of the Issuer in respect of the CCNs shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of Ireland or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the Holders of the sums which would have been receivable (in the absence of such withholding or deduction) from it in respect of their CCNs; except that no such Additional Amounts shall be payable with respect to any CCN:

(a)
to, or to a third party on behalf of, a Holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in Ireland, unless such Holder proves that he is not entitled so to comply or to make such declaration or claim; or

(b)
to, or to a third party on behalf of, a Holder that is a partnership, or a holder that is not the sole beneficial owner of the CCN, or which holds the CCN in a fiduciary capacity, to the extent that any of the members of the partnership, the beneficial owner or the settlor or beneficiary with respect to the fiduciary would not have been entitled to the payment of an additional amount had each of the members of the partnership, the beneficial owner, settlor or beneficiary (as the case may be) received directly his beneficial or distributive share of the payment; or

(c)
(where presentation and surrender is required pursuant to these Conditions) presented for payment more than 30 days after the Relevant Date except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment at the expiry of such period of 30 days; or

(d)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(e)
(where presentation and surrender is required pursuant to these Conditions) in respect of any CCN presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant CCN to another Fiscal Agent in a member state of the European Union; or

(f)	where such withholding or deduction arises by reason of the Holder having some connection with Ireland other than the mere holding or ownership of the CCNs.

9.	Variation following Tax Event

(a)	Tax Event

If a Tax Event has occurred and is continuing, the Issuer may, subject to Condition 9(b), at any time upon not less than 30 nor more than 60 days’ notice to the Holders in accordance with Condition 13, without any requirement for the consent of approval of the Holders, vary the terms of the CCNs so that they remain or, as appropriate, become, Qualifying CCNs.  In connection with any variation in accordance with this Condition 9, the Issuer shall comply with the rules of any stock exchange on which the CCNs are for the time being listed or admitted to trading.  For the avoidance of doubt, a variation under this Condition 9 may include a substitution of the Issuer.

(b)	Conditions to Variation

Any variation of the terms of the CCNs in accordance with this Condition 9 shall be solely for the purposes of curing a Tax Event and shall be subject to (i) the provisions of Condition 14(b) and (ii) for so long as the Initial Holder is a holder of 100 per cent of the CCNs, such variation being approved in writing by the Initial Holder.

10.	Replacement of Certificates

If a Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Registrar, or such other CCN Agent as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Holders, on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Certificate is subsequently presented for payment there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Certificates) and otherwise as the Issuer and/or CCN Agent may reasonably require. Mutilated or defaced CCNs or Certificates must be surrendered before replacements will be issued.

11.	Further Issues

The Issuer may, from time to time, without the consent of the Holders, create and issue further securities either having the same terms and conditions as the CCNs in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the CCNs) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the CCNs include (unless the context requires otherwise) any other securities issued pursuant to these Conditions and forming a single series with the CCNs.

12.	Event of Default

If, for so long as the CCNs have not converted, (a) there is default for more than 7 days in the payment of any principal or for more than 14 days in the payment of any interest in respect of the CCNs or any of them when and as the same are due for payment or (b) if proceedings have been instituted for the winding up or liquidation of the Issuer (each an “Event of Default”), the Holders of 25 per cent of the aggregate principal amount of the CCNs for the time being outstanding may, in their absolute discretion, institute proceedings for the winding-up or liquidation of the Issuer (in the case of (a) above) and each Holder may prove and/or claim in the winding up or liquidation of the Issuer for such payment but may not take any other action with respect to such default.

13.	Notices

A notice may be given by the Issuer to any Holder of CCNs by sending it by post to such Holder at its address in the Register. Service of such notice shall be deemed to have been effected by properly addressing, prepaying and posting a letter by post containing the notice and shall be deemed to have been given on the second Business Day after the date of posting.

A notice may be given by the Issuer to joint holders of the CCNs by giving notice to the joint holder first named in the Register.

A notice may be given by the Issuer, to the extent permitted by the Irish Stock Exchange (if and for so long as the CCNs are listed on the Irish Stock Exchange) and by law, by electronic communication if so requested or authorised by the Holders, the Holders having notified the Issuer of an e-mail address to which the Issuer may send electronic communications and having agreed to receive notices and other documents from the Issuer by electronic communication. If a Holder notifies the Issuer of an e-mail address, the Issuer may send the Holder the notice or other document by publishing the notice or other document on a website and notifying the Holder by e-mail that the notice or other document has been published on the website.  The Issuer must also specify the address of the website on which it has been published, the place on the website where the notice may be accessed and how it may be accessed, and where the notice in question is a notice of a meeting, the notice must continue to be published on that website throughout the period beginning with the date of that notification and ending on the conclusion of that meeting, save that if the notice is published for part only of that period the failure to publish the notice throughout that period shall not invalidate the proceedings of a meeting where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Issuer to prevent or avoid.

In addition, if and for so long as the CCNs are listed on the Irish Stock Exchange or any other Recognised Stock Exchange, notices shall be given in accordance with any requirement of such exchange.

Any notice or notification (however expressed) to be given to the Issuer by any Holder shall be effected by properly addressing, prepaying and posting a letter by registered post containing the notice and shall be deemed to have been given on the second Business Day after the date of posting.

14.	Meetings of Holders, Modification and Consent

(a)	Meetings of Holders

The Agency Deed contains provisions for convening meetings of Holders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Agency Deed. Such a meeting may be convened by Holders holding not less than 10 per cent. in aggregate principal amount of the CCNs for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be one or more persons holding or representing a clear majority in aggregate principal amount of the CCNs for the time being outstanding, or at any adjourned meeting one or more persons being or representing Holders whatever the aggregate principal amount of the CCNs held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to amend the provisions for redemption of the CCNs or any date for payment of interest on the CCNs, (ii) to reduce or cancel the principal amount of the CCNs, (iii) to reduce the rate of interest in respect of the CCNs or to vary the method or basis of calculating the rate or amount of interest or the basis for calculating the amounts of any interest in respect of the CCNs, (iv) to vary any method of, or basis for, calculating the amounts payable on redemption of the CCNs, (v) to vary the currency of payment or denomination of the CCNs, (vi) to modify the provisions concerning the quorum required at any meeting of Holders or the majority required to pass the Extraordinary Resolution, or (vii) to amend or modify the provisions relating to the Conversion Event, in which case the necessary quorum shall be such person or persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in aggregate principal amount of the CCNs for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Holders (whether or not they were present at the meeting at which such resolution was passed).

A resolution in writing signed by or on behalf of the Holder or Holders of not less than 75 per cent. in aggregate principal amount of the CCNs outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Holders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Holders.

(b)	Modification

No modification to these Conditions or any other provisions of the Agency Deed (whether pursuant to this Condition 14 or otherwise) shall become effective unless the Issuer shall have received written approval from the Competent Authority (provided that, at the relevant time, there is a requirement to obtain such approval).

The Issuer may, in accordance with Condition 9, without the consent or approval of the Holders, make such modifications or variations to the terms of the CCNs and Agency Deed as it considers necessary or desirable to give effect to the provisions of Condition 9, provided that such modifications or variations are not materially prejudicial to the interests of the Holders, as determined in good faith by an Independent Financial Adviser, and provided that such modifications or variations do not modify or vary any of the terms of the CCNs as contemplated by Condition 14(a)(i) to (vii) above.

(c)	Consent

Where these Conditions require the prior consent or approval of the Holders, such consent or approval shall for all purposes be deemed to be valid and effective if in writing signed by or on behalf of the Holder or Holders of in excess of 50.00 per cent. in aggregate principal amount of the CCNs outstanding or if given by way of an Extraordinary Resolution.

15.	Transfers of CCNs

(a)	Transfer of CCNs

One or more CCNs may be transferred upon the surrender (at the specified office of the Registrar) of the Certificate representing such CCNs to be transferred, together with the form of transfer endorsed on such Certificate (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar may reasonably require. A new Certificate shall be issued to the transferee in respect of the CCNs the subject of the relevant transfer and, in the case of a transfer of part only of a holding of CCNs represented by one Certificate, a new Certificate in respect of the balance of the CCNs not transferred shall be issued to the transferor. In the case of a transfer of CCNs to a person who is already a Holder, a new Certificate representing the enlarged holding may be issued but only against surrender of the Certificate representing the existing holding of such person. All transfers of CCNs and entries on the Register will be made subject to the detailed regulations concerning transfers of CCNs scheduled to the Agency Deed. The regulations may be changed by the Issuer, with the prior written approval of the Registrar. A copy of the current regulations will be made available by the Registrar to any Holder upon request.

(b)	Delivery of New Certificates

Each new Certificate to be issued pursuant to Condition 15(a) shall be available for delivery within three Business Days of receipt of the form of transfer and surrender of the relevant Certificate.  Delivery of new Certificate(s) shall be made at the specified office of the Registrar to whom delivery and surrender of such form of transfer and Certificate or, as the case may be, surrender of such Certificate, shall have been made or, at the option of the relevant Holder and as specified in the relevant form of transfer or otherwise in writing, be mailed by uninsured post at the risk of the Holder entitled to the new Certificate to such address as may be so specified, unless such Holder requests otherwise and pays in advance to the relevant Registrar the costs of such other method of delivery and/or such insurance as it may specify.

(c)	Transfers Free of Charge

Transfers of CCNs and the issue of new Certificates on transfer shall be effected without charge by or on behalf of the Issuer or the Registrar, but upon payment by the transferee of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar may require).

16.	Definitions and Interpretation

16.1	The following capitalised terms shall have the following meanings:

“Accrued Conversion Interest” means, upon Conversion of the CCNs, interest accrued on the CCNs, if any, from (and including) the Interest Payment Date immediately preceding the Conversion Date (or, if none, from the Issue Date) to (but excluding) the Conversion Date;

“Acquirer” means the person which, following a Takeover Event, controls the Issuer;

“Additional Amounts” has the meaning given to it in Condition 8;

“Approved Entity” means a body corporate (other than a State Entity) which: (i) for so long as the Initial Holder is a holder of 100 per cent. of the CCNs is (a) approved in writing by the Initial Holder and (b) on the occurrence of the Takeover Event, has in issue Approved Entity Shares; or (ii) where the Initial Holder is not the sole holder of 100 per cent. of the CCNs, on the occurrence of the Takeover Event, has in issue Approved Entity Shares. On and after the date of a Takeover Event, references herein to “Ordinary Stock” shall be read as references to “Approved Entity Shares”;

“Approved Entity Shares” means ordinary shares or stock in the capital of the Approved Entity which constitute equity share capital or the equivalent which, unless otherwise agreed in writing by the Holders at such time, is listed and admitted to trading on a Recognised Stock Exchange. In relation to any Conversion in respect of which the Conversion Date falls on or after the Takeover Event Date, where the Takeover Event is a Qualifying Takeover Event, references herein to “Ordinary Stock” shall be deemed to be references to “Approved Entity Shares”;

“Business Day” means a day on which the TARGET system is operating;

“Capital Deficiency Event” means the occurrence of (i) the Issuer giving notice to the Holders that the relevant Capital Ratio is below the Trigger Ratio, or (ii) the Competent Authority notifying the Issuer that it has determined, in its absolute discretion, that the Group’s financial and solvency condition is deteriorating in such a way that the relevant Capital Ratio is likely to be below the Trigger Ratio in the short term;

“Capital Distribution” means:

(i)
any Dividend which is expressed by the Issuer or declared by the board of directors of the Issuer to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend or return of value to Stockholders or any analogous or similar term, in which case the Capital Distribution for the purpose of these Conditions shall be the Fair Market Value of such Dividend; or

(ii)	any Cash Dividend (the “Relevant Dividend”) paid or made in respect of a fiscal year of the Issuer (the “Relevant Fiscal Year”) if the sum of:

(a)	the Fair Market Value of the Relevant Dividend per unit of Ordinary Stock; and

(b)
the aggregate of the Fair Market Value per unit of Ordinary Stock of any other Cash Dividend or Cash Dividends per unit of Ordinary Stock paid or made in respect of the Relevant Fiscal Year (disregarding for such purposes any amount previously determined to be a Capital Distribution in respect of the Relevant Fiscal Year), such sum being the “Current Year’s Dividend”, exceeds the Reference Amount, and in such case the amount of the relevant Capital Distribution shall be the lesser of (i) the amount by which the Current Year’s Dividend exceeds the Reference Amount and (ii) the Fair Market Value of the Relevant Dividend;

“Capital Ratio” means, prior to the CRD IV Implementation Date, the Core Tier 1 Ratio and, on or after the CRD IV Implementation Date, the CET1 Ratio;

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency) and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (i) of the definition of Dividend:

“CET1 Amount” means, at any time, as calculated by the Issuer on a consolidated basis and expressed in the Group’s reporting currency, the sum of all amounts (whether positive or negative) of Common Equity Tier 1 Capital of the Group as at such time. For the avoidance of doubt, CET1 Amount includes any capital instruments injected at any time by the Initial Holder or any other State Entity to strengthen the capital base of the Group and deemed by the Competent Authority to be eligible to count previously towards Core Tier 1 Amount;

“CET1 Ratio” means, in respect of any Semi-Annual Reporting Period, the ratio (expressed as a percentage) of the CET1 Amount divided by the RWA Amount, as at the date of the financial statements contained in the relevant Semi-Annual Financial Report, as calculated by the Issuer and appearing in its relevant Semi-Annual Financial Report;

“Common Equity Tier 1 Capital” means all items that constitute common equity tier 1 capital, or deductions from and any other adjustments to common equity tier 1 capital, in each case within the meaning of these terms or equivalent in the CRD IV and as implemented, where necessary, in Ireland through legislation.  For the avoidance of doubt the Common Equity Tier 1 Capital will be calculated taking into account the phase-in of deductions and other adjustments pursuant to CRD IV;

“Competent Authority” means the Central Bank of Ireland or any subsequent entity acting in that capacity as the lead regulator of the Issuer;

“Conversion” and “converted” shall have the meaning given to such terms in Condition 4(a);

“Conversion Date” means the date upon which a Conversion Event occurs;

“Conversion Event” means the occurrence of a Capital Deficiency Event or Non-Viability Event;

“Conversion Notice” has the meaning given to it in Condition 4(a)(ii);

“Conversion Price” means: (i) at any time when the Ordinary Stock are admitted to trading on a Recognised Stock Exchange, in respect of any Conversion Date, the greater of:

(a)	the VWAP of a unit of Ordinary Stock of the Issuer over the 30 Business Days prior to the date of the relevant Conversion Event, and

(b)	the Floor Price of unit of Ordinary Stock on the date of the relevant Conversion Event (being, at the Issue Date, €[ ● ]),

or (ii) at any time when the Ordinary Stock are not admitted to trading on a Recognised Stock Exchange, the Floor Price;

“Conversion Settlement Date” shall have the meaning given to such terms in Condition 4(a)(i);

“Core Tier 1 Amount” means, if at any time, as calculated by the Issuer on a consolidated basis and expressed in the Group’s reporting currency, the aggregate amount of capital elements prescribed by the European Banking Authority in the “Supporting Document 2: Capital Definition Criteria” published on the 8 April 2011 and released to be the benchmark to be used in the 2011 EU-wide stress test for the purpose of computing the “Core Tier 1 including existing government support measures (CT1)” as at such time. For the avoidance of doubt, Core Tier 1 Amount includes any capital instruments injected at any time by the Initial Holder or any other State Entity to strengthen the capital base of the Group and deemed by the Competent Authority to be eligible to count towards Core Tier 1 Amount;

“Core Tier 1 Ratio” means, in respect of any Semi-Annual Reporting Period, the ratio (expressed as a percentage) of the Core Tier 1 Amount divided by the RWA Amount, as at the date of the financial statements contained in the Semi-Annual Reporting Period, as calculated by the Issuer and appearing in its relevant Semi-Annual Financial Report as “Core Tier 1 Ratio” or such other term having the same meaning;

“CRD IV” means a proposal for a Directive of the European Parliament and of the Council which will amend Directives 2006/48/EC and 2006/49/EC, principally in order to implement in the EU, the reforms agreed by the Basel Committee on Banking Supervision in December 2010 (Basel III), including reforms to the definition of capital and counterparty credit risk and the introduction of a leverage ratio and liquidity requirements;

“CRD IV Implementation Date” means the first date on which the Group is required to comply with the capital adequacy standards adopted and implemented in the European Union through the CRD IV as amended and as implemented, where necessary, in Ireland through legislation. Such date can be when the Minister chooses to transpose the requirements of CRD IV into Irish law or when the deadline for transposition has been reached, whichever is earlier;

“Current Market Price” means, in respect of unit of Ordinary Stock  at a particular date, the average of the daily VWAP of a unit of Ordinary Stock on each of the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that, if the VWAP of a unit of Ordinary Stock is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of VWAP), then the average of such VWAPs which are available in that five-dealing-day period shall be used (subject to there being a daily VWAP available for a minimum of two such days) and if only one, or no, such VWAP is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser;

“dealing day” means a day on which the Primary Stock Exchange or relevant stock exchange or securities market is open for business and on which Ordinary Stock or Other Securities may be dealt in (other than a day on which the Primary Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time);

“Dividend” means any dividend or distribution in respect of the Ordinary Stock to Stockholders whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders upon or in connection with a reduction of capital, provided that:

(i)
where a Dividend in cash is announced which is to be, or may at the election of a Stockholder or Stockholders be, satisfied by the issue or delivery of Ordinary Stock or other property or assets, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (i) the Fair Market Value of such cash amount and (ii) the Current Market Price of such Ordinary Stock as at the first date on which the Ordinary Stock are traded ex-the relevant Dividend on the Primary Stock Exchange or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend on the Primary Stock Exchange or, if later, the date on which the number of units of Ordinary Stock (or amount of such other property or assets, as the case may be) which may be issued or delivered is determined;

(ii)	any issue of Ordinary Stock falling within Condition 4(e)(i) or Condition 4(e)(ii) shall be disregarded;

(iii)
a purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer or any of its Subsidiaries shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Ordinary Stock by or on behalf of the Issuer or any of its Subsidiaries, the VWAP per unit of Ordinary Stock (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs exceeds by more than 5 per cent. the average of the daily VWAP of a unit of Ordinary Stock on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Stockholders or any notice convening such a meeting of Stockholders) has been made of the intention to purchase, redeem or buy back Ordinary Stock at some future date at a specified price or where a tender offer is made, on the five dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per unit of Ordinary Stock, a minimum price per unit of Ordinary Stock or a price range or formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in euro in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Ordinary Stock purchased, redeemed or bought back by the Issuer or, as the case may be, any of its Subsidiaries exceeds the product of (i) 105 per cent. of the daily VWAP of a unit of Ordinary Stock determined as aforesaid and (ii) the number of units of Ordinary Stock so purchased, redeemed or bought back;

(iv)
if the Issuer or any of its Subsidiaries shall purchase, redeem or buy back any depositary or other receipts or certificates representing Ordinary Stock, the provisions of paragraph (iii) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(v)
where a dividend or distribution is paid or made to Stockholders pursuant to any plan implemented by the Issuer for the purpose of enabling Stockholders to elect, or which may require Stockholders, to receive dividends or distributions in respect of the Ordinary Stock held by them from a person other than, or in addition to, the Issuer, such dividend or distribution shall for the purposes of Condition 4 be treated as a dividend or distribution made or paid to Stockholders by the Issuer, and the foregoing provisions of this definition and the provisions of Condition 4, including references to the Issuer paying or making a dividend, shall be construed accordingly, and any such determination shall be made on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets on financial instruments;

“Effective Date” means, in respect of Condition 4(e), the first date on which the ordinary shares or stock are traded ex-the relevant Dividend on the Primary Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Stock (or any depositary or other receipts or certificates representing Ordinary Stock), the date on which such purchase, redemption or buy back is made;

“Encumbrance” means any pledge, lien, option, security interest, claim, equity, trust, mortgage, charge, encumbrance or third party right or interest of any nature whatsoever and including for the avoidance of doubt any pre-emptive or similar right;

“Event of Default” means any of the conditions, events or acts provided in Condition 12 to be Events of Default;

“Exempt Reorganisation” means a Reorganisation where, immediately after completion of the relevant proceedings, the ordinary shares or stock or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or stock or units or equivalent of Newco) are (i) admitted to trading on the Primary Stock Exchange or (ii) admitted to listing on such other regulated, regularly operating, recognised stock exchange or securities market as the Issuer or Newco may determine;

“Extraordinary Resolution” has the meaning given to it in the Agency Deed;

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith, provided that:

(i)	the Fair Market Value of any cash amount shall be the amount of such cash;

(ii)
where Ordinary Stock or Other Securities are publicly traded on a stock exchange or securities market of adequate liquidity (as determined in good faith by an Independent Financial Adviser), the Fair Market Value of such Ordinary Stock or Other Securities shall equal the arithmetic mean of the daily VWAP of such Ordinary Stock or Other Securities (or the arithmetic mean of the daily closing prices should daily VWAP not be available), during the period of five dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Ordinary Stock or Other Securities) or such shorter period as such Ordinary Stock or Other Securities are publicly traded;

(iii)
where Ordinary Stock or Other Securities are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Ordinary Stock or Other Securities shall be determined in good faith by an Independent Financial Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per unit of Ordinary Stock, the dividend yield of a unit of Ordinary Stock, the volatility of such market price, prevailing interest rates and the terms of such Ordinary Stock or Other Securities, including as to the expiry date and exercise price (if any) thereof; and

(iv)	the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

“Floor Price” means €[ ● ], subject to adjustment thereafter in accordance with Condition 4(e).  For the avoidance of doubt, the Floor Price shall not be subject to adjustment in respect of Ordinary Stock or Other Securities issued pursuant to or associated with the Liability Management Exercise and the Issuer Recapitalisation;

“Group” means the Issuer and its subsidiaries (within the meaning of Section 155 of the Companies Act 1963) from time to time, subsidiary undertakings from time to time and any other entity in respect of which financial information is included from time to time in the consolidated annual accounts of the Issuer, and “Group Company” means any of them;

“Holder” means each person in whose name a CCN is registered for the time being in the Register (being the Initial Holder on the Issue Date) and “Holders” shall be construed accordingly;

“Independent Financial Adviser” means an independent financial institution of international repute appointed at its own expense by the Issuer and, for so long as the Initial Holder is a holder of 100 per cent. of the CCNs, which is approved in writing by the Initial Holder;

“Initial Holder” means the Minister, and subsequently if transferred, any other State Entity which may from time to time be the Holder of the CCNs;

“Interest Commencement Date” has the meaning given to such term in Condition 3(a);

“Interest Payment Date” has the meaning given to such term in Condition 3(a);

“Interest Period” has the meaning given to such term in Condition 3(a);

“Issue Date” means [29] July 2011 or such other date agreed between the Issuer and the Initial Holder;

“Issuer Recapitalisation” means the generation by the Issuer of Core Tier 1 Amount pursuant to any placement of Ordinary Stock with the State and a rights issue in respect of Ordinary Stock which is fully underwritten by the National Pension Reserve Fund Commission as set out in a prospectus of the Issuer dated 18 June 2011 (as supplemented);

“Liability Management Exercise” means any purchase, repurchase, redemption or liability reduction exercise commenced by the Issuer or any member of the Group within six months of the Issue Date, in respect of any of the Group’s securities (other than units of Ordinary Stock and Other Securities) where such exercise has been approved by the Competent Authority including, but not limited to: (i) the exchange offers of the Issuer launched on 8 June 2011; (ii) the CAD138,721,000 Fixed/Floating Dated Subordinated Notes due September 2015 (ISIN: CA062786AA67); and (iii) the GBP75,000,000 13.375 per cent. Unsecured Perpetual Subordinated Bonds (ISIN: GB0000510312);

“Maturity Date” means [30] July 2016;

“Minister” means the Minister for Finance of Ireland;

“National Regulations” means the prevailing national banking and capital adequacy laws directly applicable to the Group and prevailing capital adequacy regulations promulgated by the Competent Authority and applicable to the Group;

“New Conversion Condition” means, if by no later than seven Business Days following the occurrence of a Takeover Event where the Acquirer is an Approved Entity, the Issuer shall have entered into agreements and arrangements, to the satisfaction of the Initial Holder for so long as the Initial Holder is a holder of 100 per cent. of the CCNs, with the Approved Entity for delivery of the Approved Entity Shares upon the occurrence of a Conversion Event on terms mutatis mutandis identical to the provisions of Condition 4;

“New Conversion Price” means, in respect of any Conversion Date falling on or after the Takeover Event Date, where the Takeover Event is a Qualifying Takeover Event, the greater of;

(i)
any Dividend which is expressed by the Issuer or declared by the board of directors of the Issuer to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend or return of value to Stockholders or any analogous or similar term, in which case the Capital Distribution for the purpose of these Conditions shall be the Fair Market Value of such Dividend; or

(ii)	any Cash Dividend (the “Relevant Dividend”) paid or made in respect of a fiscal year of the Issuer (the “Relevant Fiscal Year”) if the sum of:

“New Floor Price” means the amount determined in accordance with the following formula:

NFP    =     EFP   X       VWAPAES
VWAPOS
where:

“NFP” is the New Floor Price;

“EFP” is the Floor Price in effect on the dealing day immediately prior to the Takeover Event Date;

“VWAPAES” means the average of the VWAP of the Approved Entity Shares on each of the five dealing days ending on the dealing day prior to the closing date of the Takeover Event (and where references in the definition of “VWAP” to “Ordinary Stock” shall be construed as a reference to the Approved Entity Shares and in the definition of “dealing day”, references to the “Primary Stock Exchange”’ shall be to the relevant Recognised Stock Exchange); and

“VWAPOS” is the average of the VWAP of the Ordinary Stock on each of the five dealing days ending on the dealing day immediately prior to the Takeover Event Date;

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend;

“Non-Qualifying Takeover Event” means a Takeover Event that is not a Qualifying Takeover Event;

“Non-Viability Event” means the earliest of the following:

(i)
the Competent Authority, in its absolute discretion, determining that Conversion of the CCNs, together with the conversion or write off of holders’ claims in respect of any Tier 1 Instruments or Tier 2 Instruments that, pursuant to their terms or by operation of law, are capable of being converted into equity or written off at that time, is, because customary measures to improve the Group’s capital adequacy are at the time inadequate or unfeasible, an essential requirement to prevent the Issuer from becoming insolvent, bankrupt or unable to pay its debts as they fall due, or from ceasing to carry on its business, or from failing to meet its minimum capital adequacy requirements, as determined by the Competent Authority; or

(ii)
by virtue of customary measures to improve the Group’s capital adequacy being at the time inadequate or unfeasible, the Issuer receiving an irrevocable commitment of extraordinary support from any State Entity (beyond customary transactions and arrangements in the ordinary course) that has, or imminently will have, the effect of improving the Group’s capital adequacy and without which, in the determination of the Competent Authority, the Issuer would become insolvent, bankrupt, unable to pay its debts as they fall due, or cease carrying on its business or fail to meet its minimum capital adequacy requirements, as determined by the Competent Authority;

“Ordinary Stock” means ordinary stock of the Issuer of €[ ● ] nominal value ([Bloomberg] Code: [ ● ]) which are listed on the Irish Stock Exchange. The Ordinary Stock deliverable upon Conversion of the CCNs will be shares newly issued from the authorised capital of the Issuer. Ordinary Stock will rank pari passu with all other ordinary registered shares of the Issuer for any and all distributions payable on them on or after the Conversion Date;

“Other Securities” means any equity securities including, without limitation, shares in the capital of the Issuer, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of the Issuer other than the Ordinary Stock;

“person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity);

“Primary Stock Exchange” means the Irish Stock Exchange or, if at the relevant time the Ordinary Stock are not at that time listed and admitted to trading on the Irish Stock Exchange, the principal stock exchange or securities market on which the Ordinary Stock, if listed, are then listed, admitted to trading or quoted or accepted for dealing;

“Qualifying CCNs” means securities issued directly or indirectly by the Issuer that (i) have terms materially as favourable to Holders as the CCNs prior to the Tax Event occurring, as determined in good faith by an Independent Financial Adviser and (ii) contain terms which in terms of quality of capital are at least equivalent to the terms of the CCNs prior to the Tax Event occurring, as determined by the Competent Authority in its absolute discretion;

“Qualifying Takeover Event” means a Takeover Event where (i) the Acquirer is an Approved Entity and (ii) the New Conversion Condition is satisfied;

“Rate of Interest” has the meaning given to such term in Condition 3(c);

“Recognised Stock Exchange” means an EEA Regulated Market that is a recognised stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997;

“Record Date” has the meaning given to it in Condition 7(a)(ii);

“Reference Amount” means 5 per cent. of the average of the VWAP of a unit of Ordinary Stock on each dealing day in the period of 5 dealing days ending on the dealing date immediately preceding the Effective Date provided that if on any such dealing day the VWAP shall have been based on a price cum-Dividend or cum-any other entitlement, the VWAP of a unit of Ordinary Stock on such dealing day shall be deemed to be an amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or other entitlement per unit of Ordinary Stock as at the Effective Date relating to the relevant Dividend or entitlement;

“Reference Market Price” means, in respect of a unit of Ordinary Stock at a particular date, the average of the daily VWAP of a unit of Ordinary Stock on each of the 30 consecutive dealing days ending on the dealing day immediately preceding such date (the “Reference Period”):

(i)	provided that:

(A)
if at any time during the Reference Period the VWAP shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that Reference Period the VWAP shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(I)
if the Ordinary Stock to be issued or delivered (if applicable) do not rank for the Dividend (or entitlement) in question, the VWAP on the date(s) on which the Ordinary Stock shall have been based on a price cum-Dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the fair market value (as determined by an Independent Financial Adviser) of any such Dividend or entitlement per unit of Ordinary Stock as at the date of first public announcement relating to such Dividend or entitlement; or

(II)
if the Ordinary Stock to be issued or delivered (if applicable) do rank for the Dividend (or entitlement) in question, the VWAP on the date(s) on which the Ordinary Stock shall have been based on a price ex-Dividend (or ex-any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the fair market value (as determined by an Independent Financial Adviser) of any such Dividend or entitlement per unit of Ordinary Stock as at the date of first public announcement relating to such Dividend or entitlement,

(B)
if on any of the dealing days in the Reference Period the VWAP shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Ordinary Stock to be issued or delivered do not rank for that Dividend (or other entitlement), the VWAP on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the fair market value (as determined by an Independent Financial Adviser) of any such Dividend or entitlement per unit of Ordinary Stock as at the date of first public announcement relating to such Dividend or entitlement, and

(C)
if the VWAP of a unit of Ordinary Stock is not available on one or more of the dealing days in the Reference Period (disregarding for this purpose the proviso to the definition of VWAP), then the average of such VWAPs which are available in the Reference Period shall be used (subject to there being a daily VWAP available for a minimum of two such days) and if only one, or no, such VWAP is available in the Reference Period, the Reference Market Price shall be determined in good faith by an Independent Financial Adviser appointed in good faith by the Issuer, and

“Relevant Date” in respect of any payment on any CCN, means the date on which such payment first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount required to be paid is made or, in the case where presentation of the relevant Certificate is required pursuant to the Conditions, (if earlier) the date seven days after that on which notice is duly given to the Holders that, upon further presentation of the Certificate being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation;

“Reorganisation” means proceedings which effect the interposition of a limited liability company (“Newco”) between the Stockholders immediately prior to such proceedings (the “Existing Stockholders”) and the Issuer; provided that:

(i)
only ordinary shares or stock or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or stock or units or equivalent of Newco) are issued to Existing Stockholders;

(ii)
immediately after completion of such proceedings the only holders of ordinary shares or stock or units or equivalent of Newco (or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares or stock or units or equivalent of Newco) are Existing Stockholders holding in the same proportions as immediately prior to completion of such proceedings;

(iii)	immediately after completion of such proceedings, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only Stockholder;

(iv)
all Subsidiaries immediately prior to such proceedings (other than Newco, if Newco is then a Subsidiary of the Issuer) are Subsidiaries of the Issuer (or of Newco) immediately after completion of such proceedings; and

(v)
immediately after completion of such proceedings, the Issuer (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by the Issuer immediately prior to such proceedings;

“RWA Amount” means, as at any date, the aggregate amount of all risk-weighted assets of the Issuer calculated on a consolidated basis pursuant to National Regulations, each applicable at such time, expressed in the Issuer’s reporting currency;

“Semi-Annual Financial Report” means the consolidated financial accounts and disclosures of the Group in respect of a calendar semi-annual reporting period contained in a customary financial report published by the Group;

“Semi-Annual Reporting Period” means six months ended 30 June and 31 December in each year or, if the Group amends its financial year end, such corresponding period as may be approved in writing by the Holders;

“State Entities” means the Minister or his nominee, the National Pension Reserve Fund Commission, the National Treasury Management Agency, National Asset Management Agency, or any other entity or agency of or related to the Government of Ireland and “State Entity” shall be construed accordingly;

“Stockholders” means the holders of Ordinary Stock for the time being (and “Stockholder” shall be construed accordingly);

“Subsidiary” means a subsidiary within the meaning of Section 155 of the Companies Act 1963;

“Takeover Event” shall occur if any person or persons acting in concert acquires control of the Issuer (other than as a result of an Exempt Reorganisation). For the purposes of the definition of “Takeover Event”, “acting in concert” has the meaning given to such term in the Irish Takeover Panel Act 1997 and “control” means the acquisition or holding of legal or beneficial ownership of more than 95 per cent. of the issued Ordinary Stock of the Issuer and the Ordinary Stock are not admitted to trading, or are no longer admitted to trading, as the case may be, on any Recognised Stock Exchange, and “controlled” shall be construed accordingly;

“Takeover Event Date” means the date with effect from which the New Conversion Condition shall have been satisfied;

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto;

“Tax Event” is deemed to have occurred if, as a result of a Tax Law Change, in making any payments on the CCNs, the Issuer has paid or will or would on the next payment date be required to pay Additional Amounts and the Issuer cannot avoid the foregoing by taking measures reasonably available to it;

“Tax Law Change” means a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of Ireland including any treaty to which Ireland is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes, or would become, effective on or after the Issue Date, or (y) in the case of a change or proposed change in law, if such change is enacted (or, in the case of a proposed change, is expected to be enacted) by the Oireachtas or by Statutory Instrument, on or after the Issue Date;

“Trigger Ratio” means, at any time, 8.25 per cent.;

“Tier 1 Capital” means any or all items constituting at the relevant time tier 1 capital under National Regulations (including items eligible as Tier 1 Capital as a result of grandfathering under Directive 2009/111/EC or CRD IV);

“Tier 1 Instruments” means any and all shares, securities or other obligations issued by the Group, each of which shares, securities or other obligations qualify, or are issued in respect of a security that qualifies, as Tier 1 Capital of the Group (without regard to quantitative limits on such capital) on a consolidated or on an unconsolidated basis;

“Tier 2 Capital” means any or all items constituting at the relevant time tier 2 capital under National Regulations (including items eligible as Tier 2 Capital as a result of grandfathering under Directive 2009/111/EC or CRD IV);

“Tier 2 Instruments” means any and all securities or other obligations issued by the Group, each of which securities or other obligations qualify, or are issued in respect of a security that is eligible to qualify, as Tier 2 Capital of the Group on a consolidated or on an unconsolidated basis; and

“VWAP” means, in respect of a unit of Ordinary Stock or Other Security, as the case may be, for any dealing day, the order book volume-weighted average price of a unit of Ordinary Stock or Other Security, as the case may be, published by or derived (in the case of a unit of Ordinary Stock) from the relevant Bloomberg page or (in the case of an Other Security) from the principal stock exchange or securities market on which such Other Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the VWAP of a unit of Ordinary Stock or Other Security in respect of such dealing day shall be the VWAP, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

16.2
References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such statutory modification or re-enactment.

16.3
Unless the context otherwise requires, references to (i) “principal” shall be deemed to include any premium payable in respect of the CCNs and all other amounts in the nature of principal payable pursuant to these Conditions or any amendment or supplement to it, (ii) “interest” shall be deemed to include any Accrued Conversion Interest and in any such case shall be deemed to include any Additional Amounts that may be payable under Condition 8 or any undertaking given in addition to or in substitution for it under the Agency Deed in respect of any such amount.

16.4
References to any issue or offer or grant to Stockholders or Existing Stockholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Stockholders or Existing Stockholders, as the case may be, other than Stockholders or Existing Stockholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

16.5
In making any calculation or determination of Current Market Price or VWAP, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith to be appropriate to reflect any consolidation or sub-division of the Ordinary Stock or any issue of Ordinary Stock by way of capitalisation of profits or reserves, or any like or similar event.

16.6
For the purposes of Condition 4, (i) references to the “issue” of Ordinary Stock or Ordinary Stock being “issued” shall, unless otherwise expressly specified to be the case in respect of any of the provisions of Condition 4, include the delivery of Ordinary Stock, whether newly issued and allotted or previously existing or held by or

For the purposes of Condition 4, (i) references to the “issue” of Ordinary Stock or Ordinary Stock being “issued” shall, unless otherwise expressly specified to be the case in respect of any of the provisions of Condition 4, include the delivery of Ordinary Stock, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any of its Subsidiaries, and (ii) Ordinary Stock held by or on behalf of the Issuer or any of its respective Subsidiaries shall not be considered as or treated as “in issue” or “issued” or entitled to receive the relevant Dividend, right or other entitlement.

16.7
References in these Conditions to “listing” or “listed” on the Irish Stock Exchange (or like or similar references) shall be construed as admission to the Official List of the Irish Stock Exchange and trading on its regulated market.

17.	Governing Law and Jurisdiction

(a)	Governing Law

The CCNs and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, the laws of Ireland.

(b)	Jurisdiction

Save as provided below, the courts of Ireland shall have exclusive jurisdiction to settle any disputes that may arise out of or in connection with any CCNs and accordingly any legal action or proceedings arising out of or in connection with any CCNs (“Proceedings”) may be brought in such courts. The Issuer submits to the jurisdiction of the courts of Ireland in respect of any such Proceedings and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of each of the Holders.

(EXECUTION PAGE OF ISSUER AGREEMENT)

The Seal of
THE GOVERNOR AND COMPANY
OF THE BANK OF IRELAND
was affixed in the presence of:

/s/ John O'Donovan
Director/Secretary/Authorised Signatory

/s/ Richie Boucher
Director/Secretary/Authorised Signatory

(EXECUTION PAGE OF ISSUER AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FAIRFAX FINANCIAL HOLDINGS LIMITED by its authorised signatory in the presence of:	/s/ Paul Rivett
Authorised Signatory (Signature)

Paul Rivett
/s/ James Newman	Print name
Witness (Signature)

James Newman
Print name

Fitzwilton House, Wilton Place, Dublin 2
Print address

(EXECUTION PAGE OF ISSUER AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY CONTRAFUND: FIDELITY CONTRAFUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of VARIABLE INSURANCE PRODUCTS FUND III: BALANCED PORTFOLIO by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

(EXECUTION PAGE OF ISSUER AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR DIVIDEND GROWTH FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY SECURITIES FUND: FIDELITY DIVIDEND GROWTH FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY CAPITAL TRUST: FIDELITY VALUE FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

(EXECUTION PAGE OF ISSUER AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR VALUE FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY PURITAN TRUST: FIDELITY LOW-PRICED STOCK FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

(EXECUTION PAGE OF ISSUER AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of KENNEDY-WILSON INVESTMENTS, LLC by its authorised signatory in the presence of:	/s/ Matthew Windisch
Authorised Signatory (Signature)

Matthew Windisch
/s/ Mark Martin	Print name
Witness (Signature)

Mark Martin
Print name

9701 Wilshire Blvd., Beverly Hills, CA 90212
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(EXECUTION PAGE OF ISSUER AGREEMENT)

SIGNED and DELIVERED AS A DEED
on behalf of
WLR Recovery Fund IV, L.P.
by WLR Recovery Associates IV LLC
its General Partner
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory
in the presence of:	/s/ Wilbur L. Ross, Jr.
Manager (Signature)
Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature)
Stephen J. Naughton
1166 Avenue of the Americas, 25th Floor
New York, New York 10036

SIGNED and DELIVERED AS A DEED
on behalf of
WLR Recovery Fund V, L.P.
by WLR Recovery Associates V LLC
its General Partner
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory
in the presence of:	/s/ Wilbur L. Ross, Jr.
Manager (Signature)
Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature)
Stephen J. Naughton
1166 Avenue of the Americas, 25th Floor
New York, New York 10036

(EXECUTION PAGE OF ISSUER AGREEMENT)

SIGNED and DELIVERED AS A DEED
on behalf of
WLR/GS Master Co-Investment, L.P.
by WLR Master Co-Investment GP, L.P.
its General Partner
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory
in the presence of:	/s/ Wilbur L. Ross, Jr.
Manager (Signature)
Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature)
Stephen J. Naughton
1166 Avenue of the Americas, 25th Floor
New York, New York 10036

SIGNED and DELIVERED AS A DEED
on behalf of
WLR IV Parallel ESC, L.P.
by WLR Recovery Associates IV LLC
its attorney-in-fact
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory
in the presence of:	/s/ Wilbur L. Ross, Jr.
Manager (Signature)
Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature)
Stephen J. Naughton
1166 Avenue of the Americas, 25th Floor
New York, New York 10036

(EXECUTION PAGE OF ISSUER AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of CAPITAL RESEARCH AND MANAGEMENT COMPANY by its authorised signatory in the presence of:	/s/ Michael J. Downer
Authorised Signatory (Signature)

Michael J. Downer, SVP and Secretary
/s/ Walt R. Burkley	Print name
Witness (Signature)

Walt R. Burkley
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c/o 333 S. Hope Street, Los Angeles, CA 90071
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